       As filed with the Securities and Exchange Commission on May l, 1998

                                                      Registration No. 333-48191
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              (INCLUDING EXHIBITS)

                               PCB HOLDING COMPANY
               (Exact name of registrant as specified in charter)


            Indiana                        6035                  35-2040715
(State or other jurisdiction of     (Primary SICC No.)        (I.R.S. Employer
incorporation or organization)                               Identification No.)


                                 819 Main Street
                            Tell City, Indiana 47586
                                 (812) 547-7094
          (Address and telephone number of principal executive offices)

                          Paul M. Aguggia, Jr., Esquire
                            Aaron M. Kaslow, Esquire
                                BREYER & AGUGGIA
                       Suite 470 East 1300 I Street, N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   Calculation of Registration Fee

====================================================================================================================================
Title of Each Class of Securities   Proposed Maximum        Proposed Offering       Proposed Maximum                Amount of
Being Registered                    Amount Being            Price(1)                Aggregate Offering              Registration Fee
                                    Registered(1)                                   Price(1)
====================================================================================================================================

Common Stock, $0.01 Par Value            396,750              $10.00                 $3,967,500                     $1,170.41(2)


Participation interests                   23,500                  --                         --                              (3)
====================================================================================================================================

====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2)  Previously paid.

(3) The securities of PCB Holding Company to be purchased by the Peoples Building and Loan Association 401(k) Salary Reduction Plan and Trust are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                              PCB HOLDING COMPANY

                      PEOPLES BUILDING & LOAN ASSOCIATION
                         401(K) SALARY REDUCTION PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the 401(k) Salary Reduction Plan ("Plan" or "401(k) Plan") of participation interests and shares of PCB Holding Company common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Peoples Building & Loan Association ("Association" or "Employer") from a federally chartered mutual savings association to a federally chartered stock savings bank to be known as Peoples Community Bank, a holding company, PCB Holding Company ("Holding Company"), has been formed. The simultaneous conversion of the Association to stock form, the issuance of the Association's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus, dated __________, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Association and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION" AND "-- LIMITATIONS ON PURCHASES OF SHARES" IN THE PROSPECTUS.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS BEGINNING ON PAGE ___.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL OR STATE AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is __________, 1998.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Association or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Association or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                               PAGE
The Offering
     Securities Offered.......................................  S-1
     Election to Purchase Common Stock in the Conversion......  S-1
     Value of Participation Interests.........................  S-1
     Method of Directing Transfer.............................  S-1
     Time for Directing Transfer..............................  S-2
     Irrevocability of Transfer Direction.....................  S-2
     Direction Regarding Common Stock After the Conversion....  S-2
     Purchase Price of Common Stock...........................  S-2
     Nature of a Participant's Interest in the Common Stock...  S-2
     Voting and Tender Rights of Common Stock.................  S-3

Description of the Plan
     Introduction.............................................  S-3
     Eligibility and Participation............................  S-4
     Contributions Under the Plan.............................  S-4
     Limitations on Contributions.............................  S-5
     Investment of Contributions..............................  S-7
     The Employer Stock Fund..................................  S-7
     Benefits Under the Plan..................................  S-8
     Withdrawals and Distributions from the Plan..............  S-8
     Administration of the Plan...............................  S-9
     Reports to Plan Participants............................. S-10
     Plan Administrator....................................... S-10
     Amendment and Termination................................ S-10
     Merger, Consolidation or Transfer........................ S-10
     Federal Income Tax Consequences.......................... S-11
     Restrictions on Resale................................... S-14

Legal Opinions................................................ S-14

Investment Form............................................... S-15

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to ______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Association and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Association and the Holding Company is contained in the attached Prospectus.
The address of the principal executive office of the Association is 819 Main Street, Tell City, Indiana 47586-0068. The Association's telephone number is
(812) 547-7094.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Association's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustees") to transfer up to 100% of a Participant's account balance to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, matching and profit sharing contributions as well as amounts transferred from the Association's prior retirement programs. The Employer Stock Fund may consist of investments in the Common Stock made in connection with the Conversion. Funds not transferred to the Employer Stock Fund will continue to be invested at the direction of Plan Participants. See "DESCRIPTION OF THE PLAN -- INVESTMENT OF CONTRIBUTIONS" below. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF THE PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION -- THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on at least an annual basis. This value represents the market value of past contributions to the Plan by the Association and by the Participants and earnings thereon, less previous withdrawals, and transfers from other plans.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     THE DEADLINE FOR SUBMITTING A DIRECTION TO TRANSFER AMOUNTS TO THE EMPLOYER STOCK FUND IN ORDER TO PURCHASE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION IS _______, 1998. The Investment Form should be returned to _______________ at the Association no later than the close of business on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

DIRECTION REGARDING COMMON STOCK AFTER THE CONVERSION

     It is currently anticipated that Participants will not be permitted to transfer additional funds from their existing account balances to the Employer Stock Fund following the Conversion. However, Participants will be permitted to direct the sale of Common Stock on a periodic basis. If Common Stock is sold, the proceeds will be credited to the Participant's account and may be reinvested in the other investment options available under the Plan. Special restrictions may apply to sales directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), or applicable OTS regulations.

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock purchased for an account of a Participant will be held in the name of the Trustees of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Association adopted the Plan in 1992 as an amendment and restatement of the Association's prior defined contribution retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Association has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     REFERENCE TO FULL TEXT OF PLAN. THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE MATERIAL PROVISIONS OF THE PLAN. THE FULL TEXT OF THE PLAN IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED WITH THE SEC. COPIES OF THE PLAN ARE AVAILABLE TO ALL EMPLOYEES BY FILING A REQUEST WITH THE PLAN ADMINISTRATOR. EACH EMPLOYEE IS URGED TO READ CAREFULLY THE FULL TEXT OF XTHE PLAN.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Association is eligible to participate and becomes a Participant in the Plan following completion of one year of service with the Association and the attainment of age 21. The Plan year is the calendar year ("Plan Year"). Directors who are not employees of the Association and hourly paid or leased employees are not eligible to participate in the Plan.

     During 1997, approximately __ employees participated in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement in an amount not in excess of applicable Code limits ($10,000 in 1998) and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are transferred by the Association to the Trustees of the Plan on a periodic basis as required by applicable law.

     EMPLOYER CONTRIBUTIONS. The Association matches each dollar of Participant deferral contributions on a two-for-one basis to a maximum of three percent of compensation. Additional contributions may also be made on a discretionary basis in proportion to each Participant's Compensation.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Association from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     LIMITATION ON 401(K) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                         ----
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average
                                                              ----
of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted under applicable Code provisions) and, if elected by the Association, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Association will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Association with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     TOP-HEAVY PLAN REQUIREMENTS. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Association may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Association.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Association having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly more
                                          ----
than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% owner of the employer having compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees who are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his or her Accounts in various investment options, as listed below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and additions to the Participant's accounts invested in these investment options in accordance with rules established by the Trustees.

     Under the Plan, the Accounts of a Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following portfolios:

     [TO BE COMPLETED]

     For additional information regarding these investment options, please contact _______________.

     In connection with the Conversion, a Participant may elect to have prior contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the ____________________________.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a daily basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

THE EMPLOYER STOCK FUND

     The Employer Stock Fund will consist of investments in Common Stock made in connection with the Conversion.

     Following the Conversion, when Common Stock is sold, the cost or net proceeds will be charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will also be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Association's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISK FACTORS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE HOLDING COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     VESTING. A Participant has, at all times, a fully vested, nonforfeitable interest in all of his or her Participant contributions and the earnings thereon under the Plan. All Employer contributions vest at the rate of 20 percent per year beginning with the third year of service, with full vesting upon the completion of seven years of service.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE ASSOCIATION.

     DISTRIBUTION UPON RETIREMENT, DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT. The distribution of benefits under the 401(k) Plan to a Participant who retires may be made in the form of a lump-sum payment or installment periods over a specified period. Distributions generally commence as soon as practicable following the Participant's termination of employment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily must begin not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $5,000, no distribution will be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     IN-SERVICE WITHDRAWALS AND LOANS. The Plan provides for distributions of Participant deferral contributions prior to termination of employment in the form of hardship withdrawals. Such withdrawals are permitted where the funds are applied to (i) uninsured medical expenses, (ii) the purchase of a principal residence, (iii) the payment of tuition and other education expenses or (iv) payments necessary to prevent eviction from a principal residence or foreclosure on a mortgage. In order to qualify for a hardship withdrawal, the Participant must satisfy certain requirements relating to his or her financial resources and the amount of the withdrawal may not exceed the Participant's immediate and heavy financial need.

     The Plan does not provide for other in-service withdrawals or loans.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     TRUSTEES. The Trustees with respect to Plan assets are currently ___________________, ______________ and ________________.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Association.

     The Trustees must render at least annual reports to the Association and to the Participants in such form and containing such information that the Trustees deem necessary.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator furnishes to each Participant a statement at least semi-annually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to any such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     The Association currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Association reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. THE SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES. FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL INCOME TAX LAWS.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Sections 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Association expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Association. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Association which is included in such distribution.

     AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Association or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Association) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Association having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Association or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants who are officers of the Association or the Holding Company are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Conversion.

                                Investment Form
                             (Employer Stock Fund)

                     PEOPLES BUILDING  & LOAN ASSOCIATION
                         401(K) SALARY REDUCTION PLAN


Name of Participant:___________________

Social Security Number:________________


     1. Instructions. In connection with the proposed conversion of Peoples Building & Loan Association ("Association") to a stock savings bank to be known as Peoples Community Bank and the simultaneous formation of a holding company ("Conversion"), participants in the Peoples Building & Loan Association 401(k) Plan ("Plan") may elect to direct the investment of up to 100% of their account balance into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of PCB Holding Company ("Common Stock"), the proposed holding company for the Association. A PARTICIPANT'S ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN CONVERSION. SEE THE PROSPECTUS FOR ADDITIONAL INFORMATION.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to _______________ at the Association, NO LATER THAN THE CLOSE OF BUSINESS ON _______, 1998. The Association will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact _______________).

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $15) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Please transfer this amount from the following Plan investments
_____________________________________________________.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


___________________________                  _________________________
Signature                                    Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


___________________________                  __________________________
Plan Administrator                           Date

PROSPECTUS
                               PCB Holding Company
   (Proposed Holding Company for Peoples Building and Loan Association, F.A.,
                     to be known as Peoples Community Bank)

               Between 255,000 and 396,750 Shares of Common Stock


Peoples Building and Loan Association, F.A. is converting from the mutual form to the stock form of organization and changing its name to Peoples Community Bank. As part of the conversion, Peoples Building and Loan Association, F.A. will become a wholly-owned subsidiary of PCB Holding Company, which was formed in March 1998. The common stock of PCB Holding Company is being offered to the public under the terms of a Plan of Conversion which must be approved by a majority of the votes eligible to be cast by the members of Peoples Building and Loan Association, F.A.. The conversion will not go forward if Peoples Building and Loan Association, F.A. does not receive this approval or PCB Holding Company does not sell at least the minimum number of shares.

--------------------------------------------------------------------------------
                                OFFERING SUMMARY

                             Price Per Share: $10.00

                                    Minimum           Midpoint        Maximum         Maximum, as adjusted
                                    -------           --------        -------         --------------------
Number of shares:                      255,000           300,000          345,000             396,750
Gross offering proceeds:            $2,550,000        $3,000,000       $3,450,000          $3,967,500
Estimated offering expenses:          $315,000          $315,000         $315,000            $315,000
Estimated net proceeds:             $2,235,000        $2,685,000       $3,135,000          $3,652,500
Estimated net proceeds per share:        $8.76             $8.95            $9.09               $9.21


The amount of common stock being offered in the conversion is based on an independent appraisal of the market value of Peoples Building and Loan Association, F.A., after giving effect to the conversion and the formation of PCB Holding Company. The independent appraiser has stated that as of March 6, 1998 the market value of PCB Holding Company and the converted Peoples Building and Loan Association, F.A. ranged from $2,550,000 to $3,450,000. Subject to approval of the Office of Thrift Supervision, an additional 15% above the maximum number of shares may be sold.

Capital Resources, Inc., which has been retained by PCB Holding Company, will use its best efforts to assist PCB Holding Company in selling at least the minimum number of shares, but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest-bearing savings account at Peoples Building and Loan Association, F.A. until the completion or termination of the conversion.

The subscription offering will terminate at 12:00 Noon, local time, on ______________, 1998, unless extended for up to ___ days.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For a discussion of certain risks that you should consider, see "RISK FACTORS" beginning on page _.

Neither the Securities and Exchange Commission, the Office of Thrift

Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For additional information about the conversion and the stock offering, please refer to the more detailed information in this prospectus. For assistance, please contact the stock center at (___)___________.

                             CAPITAL RESOURCES, INC.
                The date of this prospectus is ___________, 1998

                                                 TABLE OF CONTENTS

                                                                 Page
                                                                 ----

Summary........................................
Risk Factors...................................
Selected Consolidated
  Financial Information........................
Use of Proceeds................................
Dividend Policy................................
Market for Common Stock........................
Capitalization.................................
Historical and Pro Forma
  Regulatory Capital Compliance................
Pro Forma Data.................................
Shares to be Purchased by Management
  Pursuant to Subscription Rights..............
Peoples Building and Loan Association
  Statements of Income.........................
Management's Discussion and
  Analysis of Financial........................
Condition and Results of Operations............
Business of the Holding Company................
Business of the Association....................
Management of the Holding Company..............
Management of the Association..................
Regulation.....................................
Taxation.......................................
The Conversion.................................
Restrictions on Acquisition
  of the Holding Company.......................
Description of Capital Stock
  of the Holding Company ......................
Registration Requirements......................
Legal and Tax Opinions.........................
Experts........................................
Additional Information.........................
Index to Consolidated
  Financial Statements.........................
Glossary.......................................                  G-1




[map of Indiana showing county boarders, with enlargement of Perry County showing the location of Tell City appears here]

                                     SUMMARY

     The following summary explains the significant aspects of the conversion. For additional information about the conversion and the stock offering, please refer to the more detailed information in this prospectus. For assistance, please contact the stock center at (___) ____________. Throughout this prospectus, Peoples Building and Loan Association, F.A. in both its current and converted form is referred to as the "Association" and PCB Holding Company is referred to as the "Holding Company." See the glossary at the back of this prospectus for the definitions of certain terms that are printed in boldface type the first time they appear in this prospectus.

PCB Holding Company


     The Association formed the Holding Company under Indiana law in March 1998 for the purpose of owning all of the Association's capital stock following completion of the conversion. The Holding Company has received conditional approval of the OTS to become a savings and loan holding company by acquiring the capital stock of the Association in the conversion. Before the completion of the conversion, the Holding Company will not have any material assets or liabilities and will not conduct any business other than business related to the conversion. After the conversion, the Holding Company's primary assets will be all of the capital stock of the Association, and the net proceeds of the sale of Holding Company's common stock remaining after acquiring the capital stock of the Association. Initially, the primary activity of the Holding Company will be to direct, plan and coordinate the Association's business activities. In the future, the Holding Company might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it has no current plans to do so. The Holding Company's main office is located at 819 Main Street, Tell City, Indiana 47586 and its telephone number is
(812) 547- 7094.


Peoples Building and Loan Association, F.A.

     The Association was chartered in 1914 as an Indiana mutual building and loan association, and in February 1998 became a federal mutual savings and loan association. Through the conversion, the Association will become a federal stock savings bank and will change its name to Peoples Community Bank. The Association is located at 819 Main Street, Tell City, Indiana 47586 and its telephone number is (812) 547-7094.

     The Association is regulated by the OTS and the FDIC. The Association's deposits have been federally-insured by the FDIC since 1936 and are currently insured by the FDIC under the SAIF. The Association has been a member of the FHLB-System since 1933.

     The Association is a community oriented financial institution that operates out of one office in Tell City, Indiana. The Association's principal business is attracting deposits from the general public and using those funds to originate residential and other mortgage loans. At December 31, 1997, the Association had total assets of $22.0 million, deposits of $19.8 million and total retained earnings of $2.1 million. At that date, $16.9 million, or 85.7%, of the Association's loans were one- to four-family mortgage loans and $16.4 million, or 82.7%, of the Association's deposits were certificates of deposit. The Association also originates multi-family, commercial real estate, land and residential construction loans, as well as loans secured by savings accounts. In early 1998, the Association expanded its loan offering to include automobile loans. Later in 1998, the Association intends to offer additional secured and unsecured consumer loans. The Association also intends to introduce checking accounts within the next six to nine months. For a discussion of the Association's business strategy and recent results of operations, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." For a discussion of the Association's business activities, see "BUSINESS OF THE ASSOCIATION."

The Conversion

     The conversion is a change in the Association's legal form of organization. The Association currently operates as a federally chartered mutual savings and loan association with no stockholders. Through the conversion, the

Association will become a federally chartered stock savings bank and will issue shares of its common stock to PCB Holding Company. As part of the conversion, PCB Holding Company, as the Association's holding company, will issue shares of its common stock to the public. The Association is undertaking the conversion pursuant to its Plan of Conversion, which was approved by the OTS.

     Currently, the Association's depositor and borrower members have voting rights in the Association and are entitled to elect directors of the Association and to vote on other important matters. After completion of the conversion, depositors and borrowers will have no voting rights in the Association or the Holding Company. Following the conversion, the Holding Company will exercise all voting rights with respect to the Association's common stock, and the Holding Company's stockholders will elect the directors of the Holding Company and exercise all other voting rights with respect to the Holding Company's common stock. The OTS has approved the conversion, subject to approval by the Association's members at a special meeting to be held on _________, 1998. For further description of the conversion, see "THE CONVERSION."

Reasons for the Conversion

     As a federal mutual savings association, the Association does not have stockholders or the authority to issue capital stock. By converting to the stock form of organization, the Association will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The conversion will be important to the Association's future growth and performance by providing a larger capital base from which it can operate, by enhancing its ability to attract and retain qualified management through stock-based compensation plans, by enhancing its ability to diversify into other financial services related activities and by expanding its ability to provide services to the public. At this time, the Association does not have any specific plans or arrangements for diversification or expansion. See "THE CONVERSION -- Reasons for the Conversion."

Use of Proceeds

     The Holding Company will use the net proceeds of this offering as follows:

     o 50% will be used to buy all of the common stock of the Association. The Association will use these funds for general corporate purposes, including making loans and purchasing investments similar to the kinds it currently holds.

     o 50% will be kept for general corporate purposes. These purposes may include, for example, purchasing investments similar to the kinds the Association currently holds, paying dividends or buying back shares of common stock, subject to applicable regulatory restrictions.

     For further discussion, see "USE OF PROCEEDS."

The Subscription and Direct Community Offerings

     The Holding Company is offering shares of its common stock in a Subscription Offering to certain current and former depositor and borrower customers of the Association. Pursuant to its Plan of Conversion, the Association has granted subscription rights in the following order of priority in accordance with applicable regulatory requirements to:

     1. "Eligible Account Holders" -- the Association's depositors with $50 or more on deposit as of December 31, 1996.

     2. "Supplemental Eligible Account Holders" -- the Association's depositors with $50 or more on deposit as of March 31, 1998.

     3. "Other Members" -- the Association's depositors as of April 30, 1998 and borrowers of the Association as of February 25, 1998 whose loans continue to be outstanding as of April 30, 1998.


          Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition you may lose your right to purchase shares in the conversion and may be subject to criminal prosecution and/or other sanctions.

     The Subscription Offering will expire at 12:00 Noon, local time, on the Expiration Date of ___________, 1998, unless extended by the Association and the Holding Company for up to ___ days. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion.

     Shares not sold in the Subscription Offering may be offered to the general public in a Direct Community Offering. Natural persons and trusts of natural persons who are residents of Perry County, Indiana will have first preference to purchase shares in the Direct Community Offering. The Direct Community Offering, if one is held, is expected to begin immediately after the conclusion of the Subscription Offering, but may begin at any time during the Subscription Offering. The Subscription Offering, and the Direct Community Offering, if any, are being managed by Capital Resources. Capital Resources is a registered broker-dealer and a member of the NASD. Capital Resources is not obligated to purchase any shares of common stock in this offering. Shares not sold in the Subscription Offering or Direct Community Offering may be offered for sale in a Syndicated Community Offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Capital Resources. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

Stock Pricing and Number of Shares to be Issued in the Conversion

     Between 255,000 and 345,000 shares of the common stock will be sold, all at a price of $10.00 per share. You will not pay a commission to buy any shares in the conversion. With the approval of the OTS, the number of shares may be increased to 396,750.

     The amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Holding Company and the Association. Capital Resources Group, Inc. ("CRG"), the independent appraiser, has estimated that, in its opinion, as of March 6, 1998, the aggregate pro forma market value of the Holding Company and the Association ranged between $2,550,000 and $3,450,000 (with a midpoint of $3,000,000)
("Estimated Valuation Range"). CRG is affiliated with Capital Resources. The pro forma market value is the market value of the Holding Company and the Association after taking into account the sale of shares in this offering. The appraisal was based in part on the Association's financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated prior to the completion of the conversion. If the pro forma market value of the Holding Company and the Association changes to either below $2,550,000 or above $3,967,500 (the adjusted maximum of the offering), you will be notified and provided with the opportunity to modify or cancel your order. The $10.00 per share purchase price was determined by the Boards of Directors of the Holding Company and the Association. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

Purchase Limitations

     The minimum number of shares that you may purchase is 25 ($250). The maximum number of shares that you may purchase, either alone or together with your associates or persons acting in concert with you, is 6,500 ($65,000). For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "THE CONVERSION -- Limitations on Purchases of Shares."

Procedure for Purchasing Common Stock


     To subscribe for shares of common stock in the Subscription Offering you should send or deliver an original, signed stock order form together with full payment (or appropriate instructions for withdrawal of full payment from permitted deposit accounts, as described below) to the Association in the postage-paid envelope provided so that the stock order form is received before the end of the Subscription Offering. You must also sign the certification that is part of the stock order form. Payment for shares may be made in cash (if made in person) or by check or money order. Payment for subscriptions of $25,000 or more must be by certified or cashier's check or money order. The Association will pay interest at the rate it pays on passbook accounts from the date funds are received until completion or termination of the conversion. Subscribers who have deposit accounts with the Association may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with the Association will earn interest at the applicable account rate, but a hold will be placed on such funds making them unavailable until the completion of the conversion. After the Association receives your order, your order cannot be withdrawn or changed, except with the consent of the Association.


     To ensure that your subscription rights are properly identified, you must list all qualifying savings accounts and loans, as of the respective qualifying dates, on the stock order form. Persons who do not list all qualifying savings accounts and loans may be subject to reduction or rejection of their subscription.

     The Holding Company and the Association have the discretion to accept or reject orders received either through the Direct Community Offering or the Syndicated Community Offering. If your order is rejected in part, you will not have the right to cancel the remainder of the order.

     Owners of self-directed IRAs may use the assets of their IRAs to purchase shares of common stock in the conversion, provided that their IRAs are not maintained on deposit with the Association. If you want to use funds in a self-directed IRA maintained by the Association to purchase shares of common stock, you must transfer your account to an unaffiliated institution or broker. If you are interested in doing so, you should contact the Association's stock center at least one week before the Expiration Date.

     For further information on how to purchase stock, see "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

Purchases by Officers and Directors

     The Association expects its directors and executive officers and their associates to subscribe for a total of 26,500 shares, which equals 8.8% of the shares issued at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price as that paid by all other persons who purchase shares in the conversion. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS."

Benefits of the Conversion to Management


     Management Recognition and Development Plan. The Holding Company expects to seek stockholder approval of the MRDP no earlier than six months after completion of the conversion, or 13,800 shares based on the sale of shares at the maximum of the Estimated Valuation Range. The MRDP is a restricted stock plan that will reserve a number of shares equal to 4% of the number of shares issued in the conversion. Pursuant to the MRDP, the Holding Company would be able to make awards of shares of common stock to key employees and directors of the Holding Company and the Association at no cost to the recipient. All awards would be subject to vesting over a period of years. The size of individual awards will be determined prior to submitting the MRDP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. The Holding Company will recognize significant compensation expense as a result of the adoption of the MRDP. For additional information about the MRDP, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan." See also "RISK FACTORS -- New Expenses Associated With MRDP" and "PRO FORMA DATA."

     Stock Option Plan. The Holding Company expects to seek stockholder approval of a Stock Option Plan no earlier than six months after completion of the conversion. The Stock Option Plan will reserve a number of shares equal to 10% of the number of shares issued in the conversion. Pursuant to the Stock Option Plan, the Holding Company would be able to award options to acquire shares of common stock to key employees and directors of the Holding Company and the Association at no cost to the recipient. The exercise price of such options would be 100% of the fair market value of the common stock on the date the option is granted. All awards would be subject to vesting over a period of years. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. For additional information about the Stock Option Plan, see "MANAGEMENT OF THE ASSOCIATION -- Benefits --Stock Option Plan."

     Employment Agreements. The Holding Company and the Association plan to enter into employment agreements with Carl D. Smith, the Association's Chief Executive Officer, and Clarke A. Blackford, the Association's Vice President and Treasurer. The employment agreements will provide certain benefits to the officers if they are terminated following a change in control of the Holding Company or the Association. If there is a change in control of the Holding Company or the Association, the officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times his average annual compensation during the five-year period preceding the change in control. If a change in control had occurred as of December 31, 1997, the total value of the severance benefits payable under the proposed employment agreements would have been approximately $288,000. See "RISK FACTORS -- Provisions of Employment Agreements" and "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employment Agreements."

Market for Common Stock

     The Holding Company intends to list the common stock over-the-counter either through the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. or through the OTC-Bulletin Board, and will request that Capital Resources undertake to match offers to buy and offers to sell the common stock. Capital Resources intends to be a market maker for the common stock. However, the Holding Company cannot assure you that timely or accurate quotations will be available. Due to the small size of the offering and the small number of shareholders expected, it is highly unlikely that there will be an active trading market for the common stock. See "RISK FACTORS -- Absence of Prior Market for Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy

     The Holding Company intends to adopt a policy of paying regular cash dividends following consummation of the conversion. However, the Board of Directors has not made a decision as to the amount or timing of such dividends. Dividends will be subject to determination and declaration by the Holding Company's Board of Directors, which will take into account a number of factors, including the Holding Company's consolidated operating results and financial condition, net worth and capital requirements, as well as regulatory restrictions on the payment of dividends from the Association to the Holding Company (which would be a primary source of funds for the Holding Company). The Holding Company cannot assure you that dividends will in fact be paid or that if paid such dividends will not be reduced or eliminated in the future. For further information about the payment of dividends, see "DIVIDEND POLICY."

                                  RISK FACTORS

     Before investing in the common stock please carefully consider the matters discussed below. The common stock is not a savings account or deposit and is not insured by the FDIC or any other government agency.

Reliance on Certificates of Deposit

     At December 31, 1997, $16.4 million, or 82.7%, of the Association's deposits were certificates of deposit, of which $8.8 million mature within one year. As a result of the large percentage of certificates of deposit, the average rate paid on the Association's deposits is higher than the average rate paid by institutions that have more checking and savings accounts, which generally pay lower rates of interest. The Association's high cost of deposits results in a lower interest rate spread and negatively impacts the Association's profitability. In addition, certificates of deposit can be a more interest rate sensitive source of funds than checking or savings accounts. If interest rates rise significantly or if the Association does not offer competitive interest rates on its certificates of deposit, the Association could experience a significant decrease in its deposit accounts.

Dependence on Local Economy and Limited Growth Prospects


     The Association focuses on serving customers in Perry County, Indiana, which currently has a population of approximately 20,000. The unemployment rate in Perry County in December 1997 was 7.3%, which was greater than the Indiana and U.S. employment rates of 3.4% and 4.7%, respectively. Most of the Association's loan portfolio consists of loans made to borrowers and collateralized by properties located in Perry County. Furthermore, most of the Association's depositors reside in Perry County. As a result of this concentration, a downturn in the economy of Perry County or the surrounding area could increase the risk of loss associated with the Association's loan portfolio. In addition, because the Association operates in a market area with a small population and limited growth prospects, the Association's ability to achieve loan and deposit growth is limited.


Competition

     The Association faces intense competition both in making loans and attracting deposits. Competition for both loans and deposits principally comes from the three commercial banks in Tell City, all of which are larger than the Association. All of the commercial banks in Tell City are affiliated with multi-state bank holding companies and, therefore, have significantly greater resources than the Association. The Association is at a competitive disadvantage due to its small size, insofar as the Association has fewer resources to devote to marketing and is less able to take advantage of technological advancements. Competition may also result in a lower interest rate spread. In competing for loans, the Association may be forced periodically to offer lower loan interest rates. Conversely, in competing for deposits, the Association may be forced to offer higher deposit interest rates periodically. Either case or both cases could reduce the difference between the yield on the Association's interest-earning assets and the cost of its interest-bearing liabilities. See "BUSINESS OF THE ASSOCIATION -- Competition."

Dependence on Key Personnel

     Mr. Carl D. Smith, President of the Association, and Mr. Clarke A. Blackford, Vice President of the Association, have been instrumental in directing the business strategy of the Association for over 20 years. The loss of either Mr. Smith or Mr. Blackford could have an adverse impact on the operations of the Association. Neither the Association nor the Holding Company has obtained, or expects to obtain, a "key man" life insurance policy for either officer. The Holding Company and the Association intend to enter into three-year employment agreements with Mr. Smith and Mr. Blackford. See "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employment Agreements." In addition, subject to the approval of the MRDP and Stock Option Plan by stockholders, the Holding Company anticipates granting stock options and restricted stock to Mr. Smith and Mr. Blackford. Such options and restricted stock grants will vest over a period of years in accordance with the terms of such plans.

Limited Market for the Common Stock

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. It is highly unlikely that an active and liquid market for the common stock will develop after the conversion because of the small size of the offering. You should consider the potentially illiquid and long-term nature of an investment in the common stock. Furthermore, the Holding Company cannot guarantee that if you purchase shares in the conversion you will be able to sell your shares at or above the $10.00 purchase price. See "MARKET FOR COMMON STOCK."

Interest Rate Risk

     Changes in interest rates can have significant effects on the Association's profitability. The Association's ability to make a profit, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets (such as loans and investment securities) and the interest expense incurred in connection with its interest-bearing liabilities (such as deposits and borrowings). The Association's net interest income and the market value of its assets and liabilities could be significantly affected by changes in interest rates. In a rising interest rate environment, the Association anticipates that its net interest income could be adversely affected as liabilities could reprice to higher market rates more quickly than assets. In addition, rising interest rates may adversely affect the Association's earnings because they may cause a decrease in customer demand for loans. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Changes in interest rates also can affect the average life of loans and mortgage-backed securities. During periods of declining interest rates, loans and mortgage-backed securities prepay faster as loans are prepaid and refinanced at lower interest rates. During such periods, the Association generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally slows. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

Below Average Return on Equity After Conversion


     Return on equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a particular company with other companies. In recent years, the Association's return on equity has been below the average return on equity for many publicly held savings associations and banks. The Holding Company's post-conversion return on equity will be below the average return on equity for many publicly held savings associations and banks. In addition, the expenses associated with the MRDP, along with other post-conversion expenses, are expected to limit earnings growth levels. Over time, the Holding Company intends to deploy the net proceeds from the conversion to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded savings associations. This goal could take a number of years to achieve, and the Holding Company cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION," "CAPITALIZATION" AND "PRO FORMA DATA."


New Expenses Associated with MRDP

     If the MRDP is implemented, the Association will recognize additional material employee compensation and benefit expenses that stem from the shares granted to employees and executives under the plan. The Association cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock when the shares are granted . Expenses for the MRDP would be recognized over the vesting period of awards made to recipients. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, will be based on the fair market value of the common stock, which may be higher or lower than $10.00. For further discussion of these plans, see "MANAGEMENT OF THE ASSOCIATION -- Benefits --Management Recognition and Development Plan."

Possible Dilutive Effect of Benefit Programs

     If the conversion is completed and stockholders approve the MRDP and Stock Option Plan, the Holding Company intends to issue shares to its officers and directors through these plans. If the shares for the MRDP are issued from authorized but unissued stock instead of repurchased treasury shares, your ownership interest could be diluted by up to approximately 3.85%. If the shares for the Stock Option Plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 9.09%. In either case, the issuance of additional shares would decrease net income per share and stockholders' equity per share. See "PRO FORMA DATA."

Possible Voting Control by Management and Employees

     The 26,500 shares of common stock expected to be purchased by the Association's directors and executive officers and their associates in the conversion, combined with the shares expected to be awarded or sold to plan participants under the MRDP and the Stock Option Plan, could ultimately result in management and employees and their associates controlling up to approximately 22.8% of the outstanding shares of the common stock (assuming the sale of 300,000 shares in the conversion and that the shares issued under the MRDP and the Stock Option Plan are repurchased treasury shares). This voting control could permit management to benefit from certain statutory and regulatory provisions, as well as certain provisions in the Holding Company's Articles of Incorporation and Bylaws, that may tend to promote the continuity of existing management. If these individuals were to act as a group or in concert with each other, they could have significant influence over the outcome of any stockholder vote requiring a majority vote and in the election of directors and could effectively exercise veto power in matters requiring the approval of stockholders, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of the common stock and might have veto power over actions that such holders may deem to be in their best interests. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS," "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

Anti-Takeover Provisions and Statutory Provisions That Could Discourage Hostile Acquisitions of Control

     Provisions in the Holding Company's Articles of Incorporation and Bylaws, the corporation law of the state of Indiana, and certain federal regulations may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that management opposes. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make the removal of the current board of directors or management of the Holding Company, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of the Holding Company's common stock; super-majority voting requirements for certain business combinations; the election of directors to staggered terms of three years; and the removal of directors without cause only upon the vote of holders of two-thirds of the outstanding voting shares. The Articles of Incorporation of the Holding Company also contain provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

Provisions of Employment Agreements

     The employment agreements with the two senior officers of the Holding Company and the Association provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Association. If a change in control had occurred at December 31, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $288,000. These arrangements may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Association. For information about the proposed employment agreements, see "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation."

Possible Increase in Estimated Valuation Range and Number of Shares Issued

     CRG may increase the Estimated Valuation Range up to 15% to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the offering. If the Estimated Valuation Range is increased, the Holding Company anticipates that it would issue, without any additional notice, up to 396,750 shares of common stock for an aggregate price of up to $3,967,500. This increase in the number of shares would decrease pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the purchase price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

Risk of Year 2000 Data Processing Problems

     Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Association that could be affected by this problem is provided by a third party service bureau. If the Association's service bureau is unable to complete its year 2000 adjustments in a timely fashion and the Association is unable to find a new service bureau, or if the Association's service bureau does not successfully make all the necessary year 2000 adjustments, resulting computer malfunctions could interrupt the operations of the Association and have a significant adverse impact on the Association's financial condition and results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Year 2000 Issues."

Financial Institution Regulation and the Future of the Thrift Industry

     The Association is subject to extensive regulation, supervision and examination by the OTS and the FDIC. Legislation has been introduced into Congress that would consolidate the OTS with the Office of the Comptroller of the Currency, which regulates national banks. If this or similar legislation is enacted into law, the Association could be forced to become a state or national bank and become subject to regulation by a different government agency. If the Association is required to change charters, its activities and investment authority and the ability of the Holding Company to engage in diversified activities may be altered or limited. It is impossible at this time to predict whether such legislation will be passed or the impact of any such legislation on the operations of the Association and the Holding Company.

                         SELECTED FINANCIAL INFORMATION

         The following tables set forth certain information concerning the financial position and results of operations of the Association at the dates and for the periods indicated. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this prospectus.

                                                              At December 31,
                                                      -------------------------------
                                                        1997        1996       1995
                                                      -------     -------     -------
                                                              (In thousands)
SELECTED BALANCE SHEET DATA:

Total assets ......................................   $21,989     $22,247     $24,115
Loans receivable, net .............................    19,296      19,837      19,987
Mortgage-backed securities, held to maturity ......        20          27          34
Mortgage-backed securities, available for sale ....      --          --           475
Securities available for sale .....................     1,319         812         701
Cash and interest-bearing deposits(1) .............       752         977       2,298
Deposits ..........................................    19,846      20,194      20,648
Advances from Federal Home Loan Bank ..............      --          --         1,400
Total retained earnings ...........................     2,092       2,018       2,036

                                                           Year Ended December 31,
                                                      -------------------------------
                                                        1997        1996       1995
                                                      -------     -------     -------
                                                              (In thousands)
SELECTED OPERATING DATA:

Interest income ...................................   $ 1,646     $ 1,726     $ 1,756
Interest expense ..................................     1,107       1,143       1,161
                                                      -------     -------     -------

Net interest income ...............................       539         583         595
Provision for loan losses .........................      --             8           4
                                                      -------     -------     -------

Net interest income after provision for loan losses       539         575         591

Non-interest income ...............................         7          12          12
Non-interest expense ..............................       448         612(2)      527
                                                      -------     -------     -------

Income before income taxes ........................        98         (25)         76

Income tax expense (credit) .......................        28          (8)         18
                                                      -------     -------     -------

Net income (loss) .................................   $    70     $   (17)    $    58
                                                      =======     =======     =======

----------
(1)  Includes interest-bearing deposits in other depository institutions.

(2)  Includes one-time SAIF assessment of $135,000.

                                                                                    At December 31,
                                                                       ---------------------------------------
                                                                       1997              1996             1995
                                                                       ----              ----             ----
SELECTED OTHER DATA:

Number of:
 Mortgage loans outstanding...................................           733               764              789
 Deposit accounts.............................................         2,336             2,445            2,312
 Offices......................................................             1                 1                1

                                                                                At or For the Year Ended
                                                                                      December 31,
                                                                       ---------------------------------------
                                                                       1997              1996             1995
                                                                       ----              ----             ----
SELECTED FINANCIAL RATIOS:

Performance Ratios:
Return on average assets(1) ..................................          0.31%           (0.07%)           0.24%
Return on average retained earnings(2)........................          3.23             (0.78)           2.73
Average retained earnings as a percent of average assets......          9.46              9.36            8.78
Interest rate spread(3).......................................          1.97              2.14            2.14
Net interest margin(4)........................................          2.43              2.59            2.54
Average interest-earning assets to
 average interest-bearing liabilities.........................        109.19            108.83          108.03
Non-interest expense as a
 percent of average total assets..............................          1.95              2.63            2.18

Capital Ratios:
Tangible......................................................          9.59              9.16            8.64
Core..........................................................          9.59              9.16            8.64
Risk-based....................................................         18.16             17.63           14.89

Asset Quality Ratios:
Nonperforming loans as a percent
 of loans receivable, net(5)..................................          0.00              0.42            0.22
Nonperforming assets as a
 percent of total assets(6)...................................          0.00              0.37            0.19
Allowance for loan losses as a percent
 of gross loans receivable....................................          0.26              0.26            0.22
Allowance for loan losses as a
 percent of nonperforming loans...............................           N/M             62.65           97.76
Net charge-offs as a percent of
 average outstanding loans....................................          0.01              0.00            0.06

----------
(1)  Net income divided by average total assets.

(2)  Net income divided by average total retained earnings.

(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.

(4)  Net interest income as a percentage of average interest-earning assets.

(5) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due.

(6) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies."

                               RECENT DEVELOPMENTS

     The following tables sets forth selected financial condition data for the Association at March 31, 1998, and December 31, 1997, selected operating data for the Association for the three months ended March 31, 1998 and 1997 and selected financial ratios for the Association at and for the three months ended March 31, 1998 and 1997. The selected financial and operating data and financial ratios at and for the three months ended March 31, 1998 and 1997 are derived from the unaudited financial statements of the Association, which, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this prospectus.



                                                              At           At
                                                            March 31,  December 31,
                                                             1998         1997
                                                            -------      -------
                                                                (In Thousands)
SELECTED BALANCE SHEET DATA:

Total assets .........................................      $22,558      $21,989
Loans receivable, net ................................       19,131       19,296
Mortgage-backed securities, held to maturity .........           19           20
Securities available  for sale .......................        1,216        1,319
Cash and interest-bearing deposits ...................        1,487          752
Deposits .............................................       20,424       19,846
Total retained earnings ..............................        2,094        2,092


                                                                Three Months
                                                               Ended March 31,
                                                            --------------------
                                                             1998         1997
                                                            -------      -------
                                                               (In Thousands)
SELECTED OPERATING DATA:

Interest income ......................................      $   401      $   404
Interest expense .....................................          265          271
                                                            -------      -------
Net interest income ..................................          136          133
Provision for loan losses ............................         --           --
                                                            -------      -------
Net interest income after
  provision for loan losses ..........................          136          133
Non-interest income ..................................            2            1
Non-interest expense .................................          132          129
                                                            -------      -------
Income before income taxes ...........................            6            5
Income tax expense ...................................            1            1
                                                            -------      -------
Net income ...........................................      $     5      $     4
                                                            =======      =======

                                                                At or For the
                                                                Three Months
                                                               Ended March 31,
                                                              ------------------
                                                              1998          1997
                                                              ----          ----
SELECTED FINANCIAL RATIOS:

Performance Ratios:(1)
Return on average assets(2) ..........................         0.09%        0.07%
Return on average retained earnings(3) ...............         0.94         0.77
Average equity as a percent of average assets ........         9.61         9.26
Interest rate spread(4) ..............................         2.07         1.91
Net interest margin(5) ...............................         2.53         2.35
Average interest-earning assets to
 average interest-bearing liabilities ................       109.23       108.85
Non-interest expense as a
 percent of average total assets .....................         2.38         2.29

Capital Ratios:
Tangible .............................................         9.36         9.04
Core .................................................         9.36         9.04
Risk-based ...........................................        17.41        18.48

Asset Quality Ratios:
Nonperforming loans as a percent
 of loans receivable, net(6) .........................         --           0.07
Nonperforming assets as a
 percent of total assets(7) ..........................         0.08         0.06
Allowance for loan losses as a percent
 of gross loans receivable ...........................         0.26         0.26
Allowance for loan losses as a
 percent of nonperforming loans ......................         --         371.43
Net charge-offs as a percent of
 average outstanding loans ...........................         --           --

----------
(1)  Ratios for the three-month periods are annualized where appropriate.

(2)  Net income divided by average total assets.

(3)  Net income divided by average retained earnings.

(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.

(5)  Net interest income as a percentage of average interest-earning assets.

(6) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due.

(7) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans.

Comparison of Financial Condition at March 31, 1998 and December 31, 1997

     Total assets increased 2.7% from $22.0 million at December 31, 1997 to $22.6 million at March 31, 1998, primarily as a result of an increase in deposits. Loans receivable, net, decreased 1.0% to $19.1 million at March 31, 1998, from $19.3 million at December 31, 1997. The decrease resulted primarily from principal repayments on real estate mortgage loans. Mortgage-backed securities held-to-maturity decreased from $20,000 at December 31, 1997 to $19,000 at March 31, 1998 as a result of principal reductions. Other debt securities available for sale (U.S. agency obligations and corporate notes) decreased from $1.3 million at December 31, 1997 to $1.2 million at March 31, 1998. During the three month period ended March 31, 1998, the Association had sales and maturities of other debt securities with a carrying value of $599,000 and purchases of $499,000.

     Total deposits increased 2.9% from $19.8 million at December 31, 1997 to $20.4 million at March 31, 1998 as a result of normal growth. The Association had no borrowed funds at December 31, 1997 or March 31, 1998.

Comparison of Operating Results for the Three Months Ended March 31, 1998 and
1996

     Net Income. Net income was $5,000 for the three months ended March 31, 1998, compared to $4,000 for the three months ended March 31, 1997. The increase in net income for 1998 compared to 1997 resulted primarily from increases in net interest income and non-interest income.

     Net Interest Income. Net interest income increased 2.3% from $133,000 in 1997 to $136,000 in 1998 as a result of a decrease in total interest expense, offset by a slight decrease in interest income. The average yield on interest-earning assets increased from 7.28% in 1997 to 7.38% in 1998. The average balance of total interest-earning assets was $22.0 million for 1997 compared to $21.8 million for 1998. The average cost of interest-bearing liabilities decreased from 5.37% in 1997 to 5.31% in 1998 while the average balance of interest-bearing liabilities was $20.2 million for 1997 compared to $19.9 million for 1998. The interest rate spread for 1997 was 1.91% compared to 2.07% for 1998.

     Provision for Loan Losses. There was no provision for loan losses during the first quarter of 1998 or 1997. Provision for loan losses are charged to earnings to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. In determining the adequacy of the allowance for loan losses, the Association reviews all loans quarterly, and loans are assigned a risk weighting based on asset clarification. The allowance for loan losses was $51,000 and $52,000 at March 31, 1998 and 1997, respectively. Management has deemed those amounts as adequate on those dates based on its best estimate of probable known and inherent loan losses. At March 31, 1998, the Association had no nonperforming loans.

     Non-interest Income. Non-interest income was $2,000 for 1998 compared to $1,000 for 1997. Commissions on mortgage life insurance sold to customers of the Association is the Association's primary source of non-interest income.

     Non-interest Expense. Non-interest expenses totaled $132,000 for 1998 compared to $129,000 for 1997. The increase for 1998 compared to 1997 resulted primarily from increases in compensation and benefits of $4,000, deposit insurance premiums of $2,000, and other expenses of $3,000, offset by a decrease in occupancy and equipment expenses of $6,000.

     Income Taxes. Income tax expense was unchanged from 1997 to 1998.

                                 USE OF PROCEEDS


         The net proceeds from the sale of the common stock offered hereby are estimated to range from $2.2 million to $3.1million, or up to $3.7 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Association to be issued in the conversion in exchange for 50% of the net proceeds of the conversion.

     The following table presents the estimated net proceeds of the offering based on the number of shares set forth below together with the amount to be retained by the Holding Company and the amount to be contributed to the Association.

                                      255,000        300,000         345,000          396,750
                                      Shares at      Shares at       Shares at        Shares at
                                      $10.00         $10.00          $10.00           $10.00
                                      Per Share      Per Share       Per Share        Per Share
                                      ---------      ---------       ---------        ---------
                                                           (In Thousands)

Gross proceeds...................      $2,550         $3,000          $3,450           $3,968
Less expenses....................         315            315             315              315
                                       ------         ------          ------           ------
Net proceeds.....................      $2,235         $2,685          $3,135           $3,653
                                       ======         ======          ======           ======

Amount to be retained by
 Holding Company.................      $1,118         $1,343          $1,568           $1,827

Amount to be contributed to
 Association.....................      $1,118         $1,343          $1,568           $1,827




     Receipt of 50% of the net proceeds of the sale of the common stock will increase the Association's capital and will support the expansion of the Association's existing business activities. The Association will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. Depending on loan demand, the Association may consider using a portion of the conversion proceeds for investment in mortgage-backed securities.

     The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Association in the form of debt or equity, to support future diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of common stock to the extent permitted under Indiana law and federal regulations.


     The use of proceeds may be subject to change depending on the demand for loans in the Association's market area, the prevailing interest rate environment and the Association's interest rate risk position.


     Following consummation of the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Association will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the Association's level of nonperforming and classified assets, the Holding Company's and the Association's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "THE CONVERSION -- Restrictions on Repurchase of Stock."


                                 DIVIDEND POLICY

General

     The Holding Company's Board of Directors intends to adopt a policy of paying regular cash dividends following consummation of the conversion. However, the Board of Directors has not made a decision as to the amount or timing of such dividends. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Association to the Holding Company discussed below. Under Indiana law, the Holding Company will be permitted to pay cash dividends after the conversion so long as the Holding Company is able to pay its debts as they come due in the usual course of business and the Holding Company's assets are greater than the sum of its total liabilities plus the amount that would be needed, if the Holding Company were to be dissolved at the time of the dividend, to satisfy any rights that are preferential to those of the persons receiving the dividend. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the conversion and retained by the Holding Company, borrowings by the Holding Company, dividends received from the Association or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

Current Restrictions

     Dividends from the Holding Company will depend, in part, upon receipt of dividends from the Association because the Holding Company initially will have no source of income other than dividends from the Association and earnings from the investment of the net proceeds from the offering retained by the Holding Company. OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Association to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Association currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Association may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to the Association's Plan of Conversion. See "REGULATION - Federal Regulation of Savings Associations - Limitations on Capital Distributions," "THE CONVERSION - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Liquidation Account" and Note 16 of the Notes to Consolidated Financial Statements included elsewhere herein.

     Additionally, in connection with the conversion, the Holding Company and the Association have committed to the OTS that during the one-year period following consummation of the conversion, the Holding Company will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Tax Considerations

     In addition to the foregoing, retained earnings of the Association appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Association to pay cash dividends to the Holding Company without the payment of federal income taxes by the Association at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes attributable to the distribution. See "TAXATION - Federal Taxation" and Note 6 of the Notes to Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Association that would result in a recapture of the Association's bad debt reserve or create the above-mentioned federal tax liabilities.


                             MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. The Holding Company intends to list the common stock over-the-counter through either the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. or the OTC-Bulletin Board and to request that Capital Resources undertake to match offers to buy and offers to sell the common stock. Capital Resources has agreed to make a market for the Holding Company's common stock following consummation of the conversion, although it has no obligation to do so. However, there can be no assurance that timely and accurate quotations will be available. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Association or any market maker. Because of the small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty disposing of your shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above the $10.00 purchase price.

                                 CAPITALIZATION

     The following table presents the historical capitalization of the Association at December 31, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of common stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A change in the number of shares to be issued in the conversion may materially affect pro forma consolidated capitalization.

                                                                                          Holding Company
                                                                              Pro Forma Consolidated Capitalization
                                                                                       Based Upon the Sale of
                                                                       -------------------------------------------------------------
                                                                       255,000         300,000          345,000         396,750
                                                     Capitalization    Shares at       Shares at        Shares at       Shares at
                                                         as of         $10.00          $10.00           $10.00          $10.00
                                                    December 31, 1997  Per Share(1)    Per Share(1)     Per Share(1)    Per Share(2)
                                                    -----------------  ------------    ------------     ------------    ------------
                                                                                  (In thousands)
Deposits(3) ....................................        $ 19,846        $ 19,846         $ 19,846         $ 19,846       $ 19,846
                                                        ========        ========         ========         ========       ========

Stockholders' equity:

   Preferred stock:
     1,000,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding ............................        $   --          $   --           $   --           $   --         $   --

   Common stock:
     5,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(4) ............................            --                 3                3                3              4

   Additional paid-in capital ..................            --             2,232            2,682            3,132          3,649

   Total retained earnings(5) ..................           2,092           2,092            2,092            2,092          2,092
   Less:
     Common Stock to be acquired
       by MRDP(6) ..............................            --              (102)            (120)            (138)          (159)
                                                        --------        --------         --------         --------       --------

Total stockholders' equity .....................        $  2,092        $  4,225         $  4,657         $  5,089       $  5,586
                                                        ========        ========         ========         ========       ========

                          (footnotes on following page)

---------
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the Stock Option Plan.

(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.

(3) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.

(4) The Association's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the conversion.

(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Association will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Association's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account."

(6) Assumes the purchase in the open market at $10.00 per share, pursuant to the proposed MRDP, of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of common stock for the MRDP from authorized but unissued shares would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition and Development Plan." The MRDP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following table presents the Association's historical and pro forma capital position relative to its capital requirements at December 31, 1997. The amount of capital infused into the Association for purposes of the following table is 50% of the net proceeds of the offering. For purpose of the table below, the cost of the shares expected to be acquired by the MRDP is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Association, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                                         PRO FORMA AT DECEMBER 31, 1997
                                                                                         ------------------------------

                                                                                             Minimum of Estimated
                                                                                                Valuation Range
                                                                                                255,000 Shares
                                                             December 31, 1997                at $10.00 Per Share
                                                          -------------------------        -------------------------
                                                                       Percent of                         Percent of
                                                                         Adjusted                          Adjusted
                                                                          Total                              Total
                                                          Amount        Assets (1)         Amount         Assets (1)
                                                          ------        ----------         ------         ----------
                                                                                (Dollars in thousands)
GAAP capital(2) ...............................           $2,092             9.51%          $3,107            13.51%

Tangible capital(2) ...........................           $2,110             9.59%          $3,125            13.57%
Tangible capital requirement ..................              330             1.50              345             1.50
                                                          ------           ------           ------           ------
Excess ........................................           $1,780             8.09%          $2,780            12.07%
                                                          ======           ======           ======           ======

Core capital(2) ...............................           $2,110             9.59%          $3,125            13.57%
Core capital requirement(3) ...................              660             3.00              691             3.00
                                                          ------           ------           ------           ------
Excess ........................................           $1,450             6.59%          $2,434            10.57%
                                                          ======           ======           ======           ======

Total capital(4) ..............................           $2,161            20.14%          $3,176            29.05%
Risk-based
 capital requirement ..........................              858             8.00              876             8.00
                                                          ------           ------           ------           ------
Excess ........................................           $1,303            12.14%          $2,300            21.05%
                                                          ======           ======           ======           ======

                                                                           PRO FORMA AT DECEMBER 31, 1997
                                                 -----------------------------------------------------------------------------------
                                                                                                                  15% above
                                                  Midpoint of Estimated         Maximum of Estimated          Maximum of Estimated
                                                     Valuation Range              Valuation  Range              Valuation Range
                                                 ----------------------        ----------------------        -----------------------
                                                     300,000 Shares                345,000  Shares              396,750 Shares
                                                   at $10.00 Per Share           at $10.00 Per Share           at $10.00 Per Share
                                                 -----------------------       ----------------------        -----------------------
                                                             Percent of                    Percent of                    Percent of
                                                              Adjusted                      Adjusted                      Adjusted
                                                                Total                         Total                         Total
                                                 Amount       Assets (1)       Amount       Assets (1)       Amount       Assets (1)
                                                 ------       ----------       ------       ----------       ------       ----------
GAAP capital(2) ..........................       $3,314         14.28%         $3,521         15.04%         $3,759        15.89%

Tangible capital(2) ......................       $3,332         14.34%         $3,539         15.10%         $3,777        15.95%
Tangible capital requirement .............          348          1.50             352          1.50             355         1.50
                                                 ------         -----          ------         -----          ------        -----
Excess ...................................       $2,984         12.84%         $3,187         13.60%         $3,422        14.45%
                                                 ======         =====          ======         =====          ======        =====

Core capital(2) ..........................       $3,332         14.34%         $3,539         15.10%         $3,777        15.95%
Core capital requirement(3) ..............          697          3.00             703          3.00             710         3.00
                                                 ------         -----          ------         -----          ------        -----
Excess ...................................       $2,635         11.34%         $2,836         12.10%         $3,067        12.95%
                                                 ======         =====          ======         =====          ======        =====

Total capital(4) .........................       $3,383         30.83%         $3,590         32.59%         $3,828        34.60%
Risk-based
 capital requirement .....................          878          8.00             881          8.00             885         8.00
                                                 ------         -----          ------         -----          ------        -----
Excess ...................................       $2,505         22.83%         $2,709         24.59%         $2,943        26.60%
                                                 ======         =====          ======         =====          ======        =====

----------
(1) Tangible capital levels and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2) An unrealized loss on securities available-for-sale, net of taxes, accounts for the difference between GAAP capital and each of tangible capital and core capital.

(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.

(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

     Under the Plan of Conversion, the common stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Association as converted, based upon an independent valuation. The Estimated Valuation Range as of March 6, 1998 is from a minimum of $2,550,000 to a maximum of $3,450,000 with a midpoint of $3,000,000. At a price per share of $10.00, this results in a minimum number of shares of 255,000, a maximum number of shares of 345,000 and a midpoint number of shares of 300,000. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) all of the common stock will be sold in the Subscription and Direct Community Offerings; and (ii) conversion expenses, including the fees paid to Capital Resources, will total approximately $315,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription Offering, Direct Community Offering and Syndicated Community Offering and other factors.

     The following table summarizes the historical net income and retained earnings of the Association and the pro forma consolidated net income and stockholders' equity of the Holding Company at and for the year ended December 31, 1997, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. The pro forma consolidated net income of the Association for the year ended December 31, 1997 has been calculated as if the conversion had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Association had been invested at 5.5% at the beginning of the period, which represents the one-year U.S. Treasury Bill yield as of December 31, 1997. While OTS regulations provide for the use of a yield representing the arithmetic average of the weighted average yield earned by the Association on its interest-earning assets and the rates paid on its deposits, the Holding Company believes that the U.S. Treasury Bill yield represents a more realistic yield on the initial investment of the conversion proceeds. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the offering. A pro forma after-tax return of 3.74% is used for both the Holding Company and the Association for the period, after giving effect to an incremental combined federal and state income tax rate of 32.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at the beginning of the respective periods or at December 31, 1997, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     No effect has been given to: (i) the shares to be reserved for issuance under the Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion; (iii) the issuance of shares from authorized but unissued shares to the MRDP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

     The following pro forma information may not be representative of the financial effects of the conversion at the date on which the conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                           At or For the Year Ended December 31, 1997
                                                                 --------------------------------------------------------------
                                                                 Minimum of       Midpoint of       Maximum of       15% Above
                                                                 Estimated        Estimated         Estimated        Maximum of
                                                                 Valuation        Valuation         Valuation        Estimated
                                                                 Range            Range             Range            Valuation Range
                                                                 ---------        ---------         ---------        ---------------
                                                                 255,000          300,000           345,000          396,750(1)
                                                                 Shares           Shares            Shares           Shares
                                                                 at $10.00        at $10.00         at $10.00        at $10.00
                                                                 Per Share        Per Share         Per Share        Per Share
                                                                 ---------        ---------         ---------        ---------------
                                                                             (In thousands, except per share amounts)

Gross proceeds .............................................       $ 2,550           $ 3,000           $ 3,450           $ 3,968
Less: estimated expenses ...................................          (315)             (315)             (315)             (315)
                                                                   -------           -------           -------           -------
Estimated net proceeds .....................................         2,235             2,685             3,135             3,653
Less: Common stock to be acquired by MRDP ..................          (102)             (120)             (138)             (159)
                                                                   -------           -------           -------           -------
     Net investable proceeds(2) ............................       $ 2,133           $ 2,565           $ 2,997           $ 3,494
                                                                   =======           =======           =======           =======

Consolidated net income:
 Historical ................................................       $    70           $    70           $    70           $    70
 Pro forma income on net proceeds ..........................            80                96               112               131
 Pro forma MRDP adjustments(3) .............................           (14)              (16)              (19)              (22)
                                                                   -------           -------           -------           -------
   Pro forma net income ....................................       $   136           $   150           $   163           $   179
                                                                   =======           =======           =======           =======

Consolidated net income per share (4)(5):
 Historical ................................................       $  0.27           $  0.23           $  0.21           $  0.18
 Pro forma income on net proceeds ..........................          0.31              0.32              0.32              0.33
 Pro forma MRDP adjustments(3) .............................         (0.05)            (0.05)            (0.06)            (0.06)
                                                                   -------           -------           -------           -------
   Pro forma net income per share ..........................       $  0.53           $  0.50           $  0.47           $  0.45
                                                                   =======           =======           =======           =======

Consolidated stockholders' equity (book value):
 Historical ................................................       $ 2,092           $ 2,092           $ 2,092           $ 2,092
 Estimated net proceeds ....................................         2,235             2,685             3,135             3,653
 Less: Common stock to be acquired by MRDP(3) ..............          (102)             (120)             (138)             (159)
                                                                   -------           -------           -------           -------
   Pro forma stockholders' equity(6) .......................       $ 4,225           $ 4,657           $ 5,089           $ 5,586
                                                                   =======           =======           =======           =======

Consolidated stockholders' equity per share(3)(4):
 Historical(5) .............................................       $  8.21           $  6.97           $  6.06           $  5.27
 Estimated net proceeds ....................................          8.76              8.95              9.09              9.21
 Less: Common stock to be acquired by MRDP(3) ..............         (0.40)            (0.40)            (0.40)            (0.40)
                                                                   -------           -------           -------           -------
   Pro forma stockholders' equity per share(7) .............       $ 16.57           $ 15.52           $ 14.75           $ 14.08
                                                                   =======           =======           =======           =======

Purchase price as a percentage of pro forma
 stockholders' equity per share ............................         60.35%            64.43%            67.80%            71.02%

Purchase price as a multiple of pro forma
 net income per share ......................................        18.87x            20.00x            21.28x            22.22x

----------
(1) Gives effect to the sale of an additional 51,750 shares in the conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Association as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by CRG that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Association as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since funds on deposit at the Association may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Association for investment following receipt of the net proceeds of the conversion will be reduced by the amount of such withdrawals.

(3) In calculating the pro forma effect of the MRDP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRDP at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 32%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.53, $0.49, $0.47 and $0.45 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1997, respectively, and pro forma stockholders' equity per share would be $16.32, $15.31, $14.57 and $13.92 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at December 31, 1997, respectively. Shares issued under the MRDP vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the MRDP, total MRDP expense would increase. The total estimated MRDP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax MRDP expense of $20,400, $24,000, $27,600 and $31,740 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1997, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan.

(4) Per share amounts are based upon shares outstanding of 255,000, 300,000, 345,000 and 396,750 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(5) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the proposed MRDP expense, as described above.

(6) "Book value" represents the difference between the stated amounts of the Association's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the conversion, or the federal income tax consequences of the restoration to income of the Association's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(7) Does not represent possible future price appreciation or depreciation of the common stock.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

     The following table sets forth certain information as to the approximate purchases of common stock by each director and executive officer of the Association, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Association and their associates may not purchase in excess of 35% of the shares sold in the conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares that they purchase.

                                                                                   Percent of          Percent of
                                                                                    Shares at           Shares at
                                                                                   Minimum of          Maximum of
     Name and                  Anticipated Number of     Anticipated Dollar         Estimated           Estimated
     Position                   Shares Purchased (1)      Amount Purchased       Valuation Range     Valuation Range
     --------                -------------------------    ----------------       ---------------     ---------------
James L. Wittmer                       3,500                  $35,000                1.37%                1.01%
  Chairman of the Board

Carl D. Smith                          2,000                   20,000                0.78                 0.58
  President, Chief Executive
  Officer and Director

Marion L. Ress                         6,500                   65,000                2.55                 1.88
  Director

Howard L. Traphagen                    6,500                   65,000                2.55                 1.88
  Director

James G. Tyler                         3,000                   30,000                1.18                 0.87
  Director

Daniel P. Lutgring                     4,000                   40,000                1.57                 1.16
  Director

Clarke A. Blackford                    1,000                   10,000                0.39                 0.29
  Vice President
  and Treasurer
                                      ------                 --------               -----                 ----
                   Total              26,500                 $265,000               10.39%                7.68%
                                      ======                 ========               =====                 ====

----------
(1) Does not include any shares to be awarded pursuant to the MRDP or options to acquire shares pursuant to the Stock Option Plan.

              PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of Peoples Building and Loan Association for the fiscal years ended December 31, 1997 and 1996 have been audited by Monroe Shine & Co., Inc., independent auditors, whose report thereon appears elsewhere in this prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein.

                                                            Years Ended December 31,
                                                          ---------------------------
                                                              1997           1996
                                                          -----------     -----------
INTEREST INCOME
Loans:
   Real estate mortgage loans .......................     $ 1,479,590     $ 1,571,123
   Other loans ......................................          13,961          15,320
 Mortgage-backed securities .........................           1,837          21,324
Other debt securities ...............................          83,404          41,800
Federal Home Loan Bank dividends ....................          15,666          15,345
Interest bearing deposits with banks ................          51,443          61,021
                                                          -----------     -----------
   Total interest income ............................       1,645,901       1,725,933

INTEREST EXPENSE
Deposits ............................................       1,091,908       1,128,689
Advances from Federal Home Loan Bank ................          14,711          14,653
                                                          -----------     -----------
   Total interest expense ...........................       1,106,619       1,143,342
                                                          -----------     -----------

   Net interest income ..............................         539,282         582,591
Provision for loan losses ...........................              --           8,000
                                                          -----------     -----------

  Net interest income after provision for loan losses         539,282         574,591

NON-INTEREST INCOME
Net realized securities gain ........................              --             760
Gain on sale of restricted equity security ..........              --           4,840
Other income ........................................           7,215           6,695
                                                          -----------     -----------
   Total non-interest income ........................           7,215          12,295
                                                          -----------     -----------

NON-INTEREST EXPENSES
Compensation and benefits ...........................         268,960         251,583
Occupancy and equipment .............................          45,229          53,266
Deposit insurance premiums ..........................          10,168         181,879
Other operating expenses ............................         123,596         124,756
                                                          -----------     -----------
   Total non-interest expenses ......................         447,953         611,484
                                                          -----------     -----------

   Income (loss) before income taxes ................          98,544         (24,598)

Income tax expense (credit) .........................          28,561          (7,597)
                                                          -----------     -----------

    Net income (loss) ...............................     $    69,983     $   (17,001)
                                                          ===========     ===========

See Notes to Consolidated Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Association. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this prospectus.

Operating Strategy

     The Association's business consists principally of attracting retail deposits (primarily certificates of deposit) from the general public and using these funds to originate mortgage loans secured by one- to four-family residences located in its primary market area. To a lesser extent, the Association also originates multi-family and commercial real estate loans, land loans, residential construction loans and loans secured by savings accounts. The Association funds its assets primarily with retail deposits, although it occasionally uses advances from the FHLB-Indianapolis as a supplemental source of funds.

     The Association's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Association's profitability is also affected by the level of income and expenses. Non-interest income includes service charges and fees and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. The Association's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     The Association's business strategy is to operate as a traditional, community-oriented savings association dedicated to financing home ownership and providing quality customer service. Historically, the Association has emphasized the origination of loans secured by real estate and has retained for its portfolio almost all of the loans that it originates. To help increase the yield on its loan portfolio and to better serve its customers, the Association began offering automobile loans in February 1998. The Association intends to begin offering other secured and unsecured consumer loans later in 1998. The Association relies heavily on certificates of deposit as its source of funds. As a result, the Association's cost of funds is generally higher than that of institutions that have more checking and savings accounts. The Association's high cost of funds has contributed to a lower interest rate spread and reduced profitability in recent years. The Association intends to attempt to reduce its reliance on certificates of deposit by introducing checking accounts later in 1998 or early in 1999. Management anticipates that offering and implementing checking accounts will require the hiring of another employee and will increase other operating expenses.

     The conversion will increase the consolidated capital of the Holding Company by the amount of the net proceeds. Funds withdrawn from deposit accounts will decrease interest-bearing liabilities, and new funds used to purchase shares will increase interest-earning assets. While the Holding Company expects these changes to increase its net interest income, the Holding Company also expects that the adoption of the MRDP and the additional costs of operating as a public company will increase its non-interest expenses. For additional information regarding the effects of this offering, see "PRO FORMA DATA."

Comparison of Financial Condition at December 31, 1997 and 1996

     At December 31, 1997, total assets were $22.0 million compared with $22.2 million at December 31, 1996. This decrease was primarily due to a $542,000 decrease in loans and a $231,000 decrease in interest-bearing deposits, which were partially offset by a $501,000 increase in securities. The low interest rate environment in 1997 led to loans being repaid faster than the Association was able to originate new loans. The excess liquidity generated by loan repayments was invested in securities.

     At December 31, 1997, total deposits were $19.8 million compared with $20.2 million at December 31, 1996. Savings deposits decreased $149,000, while time deposits decreased $198,000. The Association utilized advances from the FHLB-Indianapolis during both 1996 and 1997 but had no advances outstanding at either December 31, 1996 or December 31, 1997.

     Total retained earnings increased $74,000 to $2.1 million as a result of retained earnings of $70,000 and a decrease of $4,000 in the net unrealized loss on available-for-sale securities.

Comparison of Operating Results for the Years Ended December 30, 1997 and 1996

     Net Income. Net income was $70,000 for 1997 compared with a loss of $17,000 for 1996. The results for 1996 reflect the payment of the one-time, industry-wide assessment to recapitalize the SAIF. Without the SAIF assessment, net income for 1996 would have been $77,000. In 1997, the Association's return on average assets was 0.31% and its return on average retained earnings was 3.23%.

     Net Interest Income. Net interest income decreased 7.4% to $539,000 in 1997 from $582,000 in 1996 as a result of a 17 basis point decrease in the interest rate spread and a decrease in the average balance of interest-earning assets. The Association's interest rate spread was 1.97% in 1997 compared with 2.14% in 1996.

     Total interest income decreased $79,000, or 4.6%, in 1997 primarily as a result of lower interest income on loans. Interest on loans receivable decreased $92,000, or 5.8%, as a result of a 31 basis point decrease in the average yield of the portfolio and, to a lesser degree, a decline in the average balance of the portfolio. As a result of the lower interest rate environment in 1997, new loan originations and downward repricing on ARM loans led to a lower average yield on loans receivable. The lower interest rate environment also led to increased refinancing activity, which resulted in loans being repaid faster than the Association was able to originate new loans. Interest on investment securities increased $22,000 due to a higher average yield and an increase in the size of the portfolio. In 1997 the Association used excess liquidity generated by loan repayments to invest in securities. Interest on interest-bearing deposits decreased $10,000 because of a decrease in the average yield and a lower average balance in 1997. The Association's yield on interest-earning assets was 7.43% in 1997 compared with 7.68% in 1996.

     Interest expense decreased 3.1%, or $36,000, from 1996 to 1997 as a result of a decrease in interest paid on deposits. Interest expense on time deposits decreased $31,000 primarily as a result of a lower average balance in 1997, while interest income on savings accounts decreased $6,000 as a result of a lower average rate paid. Interest expense on FHLB advances was essentially unchanged from 1996 to 1997.

     Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. The Association made no provision for loan losses in 1997 compared with a provision of $8,000 in fiscal 1996. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Association's control. While the Association maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

     Non-interest Income. Non-interest income was $7,000 in 1997 compared with $12,000 in 1996. Commissions on mortgage life insurance sold to customers of the Association is the Association's primary source of non-interest income. In 1996 the Association recognized gain of $5,000 in connection with the sale of an interest in the company through which the Association offers mortgage life insurance, with no comparable gain in 1997.

     Non-interest Expenses. Non-interest expense decreased $164,000, or 26.8% in 1997 to $448,000. Included in non-interest expense in 1996 was the one-time, industry-wide assessment to recapitalize the SAIF. The Association's portion of the assessment was $135,000. As a result of the recapitalization of the SAIF, the FDIC substantially reduced deposit insurance premiums. Since January 1, 1997, the Association has paid deposit insurance premiums at the rate of $.065 per $100 of deposits. Prior to the recapitalization of the SAIF, deposit insurance premiums were $.23 per $100 of deposits. Compensation and benefits expense increased $17,000, primarily as a result of the addition of a director and an employee. Occupancy and equipment expense decreased $8,000 primarily as a result of lower property taxes and insurance. The Association anticipates that non-interest expenses will increase following the conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the MRDP, if approved by the Holding Company's stockholders.

     Income Taxes. The provision for income taxes was $29,000 in 1997 compared with a credit of $8,000 in 1996. The Association recognized a credit in 1996 because of the net loss before taxes resulting from the SAIF special assessment.

Average Balances, Interest and Average Yields/Cost

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances causes any material differences in the information presented.

                                                                              Years Ended December 31,
                                                     -----------------------------------------------------------------------
                                                                 1997                                    1996
                                                               Interest                                Interest
                                                     Average   and             Yield/     Average      and             Yield/
                                                     Balance   Dividends       Cost       Balance      Dividends       Cost
                                                     -------   ---------       ----       -------      ---------       ----
                                                                            (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1) ....................      $19,403    $ 1,494         7.70%     $19,789       $ 1,586         8.01%
 Investment securities (2) ....................        1,365         85         6.21        1,189            63         5.28
 FHLB stock ...................................          196         16         8.16          196            15         7.65
 Interest bearing deposits with banks .........        1,179         51         4.33        1,289            61         4.73
                                                     -------    -------                   -------       -------
   Total interest-earning assets ..............       22,143      1,646         7.43       22,463         1,725         7.68
                                                     -------    -------                   -------       -------
Non-interest-earning assets ...................          777                                 793
                                                     -------                              ------
   Total assets ...............................      $22,920                              $23,256
                                                     =======                              ======

Interest-bearing liabilities:
 Savings deposits .............................        3,564        132         3.70        3,563           138         3.87
 Time deposits ................................       16,462        960         5.83       16,924           991         5.86
                                                     -------    -------                   -------       -------
   Total deposits .............................       20,026      1,092         5.45       20,487         1,129         5.51
                                                     -------    -------                   -------       -------

 FHLB advances ................................          254         15         5.91          154            14         9.09
                                                     -------    -------                   -------       -------
   Total interest-bearing liabilities .........       20,280      1,107         5.46       20,641         1,143         5.54
                                                     -------    -------                   -------       -------

Non-interest-bearing liabilities ..............          473                                 439
                                                     -------                              ------
   Total liabilities ..........................       20,753                              21,080
Retained earnings .............................        2,167                               2,176
                                                     -------                              ------
   Total liabilities and retained
   earnings ...................................      $22,920                              $23,256
                                                     =======                              ======

Net interest income ...........................                 $   539                                 $   582
                                                                =======                                 =======

Interest rate spread ..........................                                 1.97%                                   2.14%
                                                                             =======                                  =======

Net interest margin ...........................                                 2.43%                                   2.59%
                                                                             =======                                  =======

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities ..........................       109.19%                             108.83%
                                                     =======                              ======

----------
(1) Average loans receivable includes nonperforming loans. Interest income does not include interest on loans 90 days or more past due.

(2) Includes debt securities classified as available for sale and mortgage-backed securities classified as held to maturity.

Yields Earned and Rates Paid

           The following table sets forth at the date and for the periods indicated the weighted average yields earned on the Association's assets and the weighted average interest rates paid on the Association's liabilities, together with the Association's interest rate spread and net interest margin.

                                                           At         Years Ended December 31,
                                                        December 31,  ------------------------
                                                           1997         1997         1996
                                                           ----         ----         ----
Weighted average yield earned on:
  Loans receivable, net ...........................        7.57%        7.70%        8.01%
  Investment securities ...........................        6.08         6.21         5.28
  FHLB stock ......................................        8.00         8.16         7.65
  Interest bearing deposits with banks ............        5.51         4.33         4.73
    Total interest-earning assets .................        7.42         7.43         7.68

Weighted average rate paid on:
  Savings deposits ................................        3.71         3.70         3.87
  Time deposits ...................................        5.78         5.83         5.86
    Total deposits ................................        5.42         5.45         5.51
  FHLB advances ...................................          --         5.91         9.09
    Total interest-bearing liabilities ............        5.42         5.46         5.54

Interest rate spread (spread between
  weighted average rate earned on all
  interest-earning assets and paid on all interest-
  bearing liabilities) ............................        2.00         1.97         2.14

Net interest margin (net interest
 income as a percentage of average
 interest-earning assets) .........................         N/A         2.43         2.59

Rate/Volume Analysis

     The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of the Association. Information is provided with respect to: (i) effects attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects attributable to changes in rate (changes in rate multiplied by prior volume; and (iii) effects attributable to changes in rate and volume (changes in rate multiplied by changes in volume).

                                                 Year Ended December 31, 1997
                                           Compared to Year Ended December 31, 1996
                                                     Increase (Decrease)
                                                           Due to
                                             -----------------------------------
                                                                 Rate/
                                             Rate     Volume    Volume     Total
                                             ----     ------    ------     -----
                                                    (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net .................     $(62)     $(31)     $  1      $(92)
 Investment securities .................       11         9         2        22
 FHLB stock ............................        1        --        --         1
 Interest-bearing deposits .............       (5)       (5)       --       (10)
                                             ----      ----      ----      ----
Total net change in income
 on interest-earning assets ............      (55)      (27)        3       (79)
                                             ----      ----      ----      ----

Interest-bearing liabilities:
 Savings deposits ......................       (6)       --        --        (6)
 Time deposits .........................       (5)      (26)       --       (31)
 FHLB advances .........................       (5)        9        (3)        1
                                             ----      ----      ----      ----
Total net change in expense
 on interest-bearing liabilities .......      (16)      (17)       (3)      (36)
                                             ----      ----      ----      ----

Net change in net interest
 income ................................     $(39)     $(10)     $  6      $(43)
                                             ====      ====      ====      ====


Asset and Liability Management

     Quantitative Aspects of Market Risk. The Association does not maintain a trading account for any class of financial instrument nor does it engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Association is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Association's interest-earning assets and interest-bearing liabilities, see the tables under "BUSINESS OF THE ASSOCIATION-- Lending Activities -- Loan Maturity," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Deposit Accounts -- Time Deposits by Maturities."

     Qualitative Aspects of Market Risk. The Association has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Association's interest-earning assets by originating for its portfolio loans with interest rates subject to periodic adjustment to market conditions. The Association relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

     In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the OTS, the Association receives a report which measures interest rate risk by modeling the change in NPV (net portfolio value) over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under OTS regulations, an institution with a greater than "normal" level of interest rate risk is subject to a deduction from total capital for purposes of calculating its risk-based capital. The OTS, however, has delayed the implementation of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. The Association is exempt because of its asset size. Based on the Association's regulatory capital levels at December 31, 1997, the Association believes that, if the proposed regulation was implemented at that date, the Association's level of interest rate risk would have caused it to be treated as an institution with greater than "normal" interest rate risk.

     The following table is provided by the OTS and sets forth the change in the Association's NPV at December 31, 1997, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

                                                                                       Net Portfolio as % of
                                         Net Portfolio Value                         Portfolio Value of Assets
 Basis Point ("bp")          ------------------------------------------         ------------------------------------
  Change in Rates            $ Amount       $ Change(1)        % Change         NPV Ratio(2)           Change(bp)(3)
 -----------------           --------       -----------        --------         ------------           -------------
                                                (Dollars in thousands)
          400                  $   870         $(1,267)            (59)%               4.31%                  (535)bp
          300                    1,282            (855)            (40)                6.18                   (349)
          200                    1,655            (482)            (23)                7.78                   (189)
          100                    1,948            (189)             (9)                8.96                    (71)
            0                    2,137              --               -                 9.67                     --
         (100)                   2,234              97               5                 9.98                     32
         (200)                   2,341             204              10                10.33                     66
         (300)                   2,561             424              20                11.10                    144
         (400)                   2,832             695              33                12.04                    238

----------
(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.

(2) Calculated as the estimated NPV divided by the portfolio value of total assets ("PV").

(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

     The following table is provided by the OTS and is based on the calculations in the above table. At December 31, 1997, the change in NPV as a percentage of portfolio value of total assets is negative 2.18%, which is greater than negative 2.0%, indicating that the Association has a greater than "normal" level of interest rate risk.

                                                                               At                   At                At
                                                                            December 31,        September 30,     December 31,
                                                                               1997                  1997            1996
                                                                            ------------        -------------     ------------
RISK MEASURES:  200 BP RATE SHOCK:

Pre-Shock NPV Ratio:  NPV as % of PV of Assets.......................          9.67%              10.06%                9.02%
Exposure Measure:  Post-Shock NPV Ratio..............................          7.78%               7.86%                6.81%
Sensitivity Measure:  Change in NPV Ratio............................         (189)bp             (220)bp              (222)bp

     Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

     The Association's primary sources of funds are customer deposits, proceeds from principal and interest payments on loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The Association must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Association generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At December 31, 1997, cash and interest-bearing deposits totaled $752,000, or 3.4% of total assets, and investment securities classified as available-for-sale totaled $1.3 million. At December 31, 1997, the Association also maintained, but did not draw upon, an uncommitted credit facility with the FHLB-Indianapolis, which provided for immediately available advances up to an aggregate amount of $3.9 million.

     OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 4.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. The Association's actual liquidity ratio at December 31, 1997 was 9.6%. See "-- Comparison of Financial Condition at December 31, 1997 and 1996" and "BUSINESS OF THE ASSOCIATION -- Investment Activities."


     The Association's primary investing activity is the origination of one- to-four family mortgage loans. During the years ended December 31, 1997 and 1996 the Association originated $3.5 million and $3.7 million of such loans, respectively. At December 31, 1997, the Association had loan commitments totaling $157,000, and undisbursed loans in process totaling $295,000. The Association anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from December 31, 1997 totaled $8.8 million. Historically, the Association has been able to retain a significant amount of its deposits as they mature. In addition, management of the Association believes that it can adjust the offering rates of certificates of deposit to retain deposits in changing interest rate environments. In the event that a significant portion of these deposits are not retained by the Association, the Association would be able to utilize FHLB advances to fund deposit withdrawals, which would result in an increase in interest expense to the extent that the average rate paid on such advances exceeds the average rate paid on deposits of similar duration.


     OTS regulations require the Association to maintain specific amounts of regulatory capital. As of December 31, 1997, the Association complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 9.6%, 9.6% and 18.2%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Year 2000 Issues


     Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Association that could be affected by this problem is provided by a third party service bureau. In October 1997 the Association adopted a year 2000 Action Plan pursuant to which it is examining its internal systems and contacting its vendors to identify potential year 2000 problems. The Association's service bureau informed the Association that it intends to complete its year 2000 adjustments by October 1998. The Association has been in constant contact with its service bureau, which provides status reports on its year 2000 upgrades over the Internet and through weekly mailings. The Association expects to begin testing its service bureau's compliance in September 1998 by submitting mock data files that involve transactions occuring in the year 2000. If the service bureau is unable to make its systems year 2000 compliant, the Association is prepared to secure bids and change service bureaus if necessary. The Association has completed its hardware upgrades and, while its service bureau has not indicated what, if any, costs it may pass on to its customers, the Association does not believe that the costs associated with its actions and those of its vendors will be material to the Association. However, in the event the Association's service bureau is unable to fulfill its contractual obligations to the Association, it could have a significant adverse impact on the financial condition and results of operations of the Association.


Impact of Accounting Pronouncements and Regulatory Policies

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management expects to use the intrinsic value method upon consummation of the conversion and the adoption of stock based benefit plans.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted.

     SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The standards are based on consistent application of a financial-components approach that focuses on a control period. Under the approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 provides consistent standards distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

     SFAS No. 125 amends SFAS No. 122. Adoption of this statement on January 1, 1997 did not have a material impact on the Association's financial position or results of operations.

     Earnings Per Share. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement is effective for financial statements issued for periods after December 15, 1997 including interim periods; earlier applications not permitted. This statement requires restatement of all prior period EPS data presented.

     Disclosure of Information About Capital Structure. SFAS No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in Accounting Principles Board ("APB") Opinions No. 10, "Omnibus Opinion - 1966," and No. 15, "Earnings Per Share," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to those standards. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinion Nos. 10 and 15 and SFAS No. 47.

     Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

     Disclosure About Segments. SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 becomes effective for the Association's fiscal year ending September 30, 1999, and requires that comparative information from earlier years be restated to conform to its requirements.


     Employers' Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", issued in February 1998, standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged. The adoption of SFAS No. 132 will have no impact on the Association's results of operations and financial condition as this statement relates to disclosure requirements. The Association adopted SFAS No. 132 on January 1, 1998.

Effect of Inflation and Changing Prices

     The financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Association's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


                         BUSINESS OF THE HOLDING COMPANY

General

     The Holding Company was organized as an Indiana business corporation at the direction of the Association in March 1998 for the purpose of becoming the holding company for the Association upon completion of the conversion. As a result of the conversion, the Association will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Association will be owned by the Holding Company.

Business

     Before the completion of the conversion, the Holding Company will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Association. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Association with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since the Holding Company will only hold the outstanding capital stock of the Association upon consummation of the conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Association. See "BUSINESS OF THE ASSOCIATION -- Competition."


                           BUSINESS OF THE ASSOCIATION

General

     The Association operates as a traditional savings association, specializing in single-family residential mortgage lending and savings deposits. The Association's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans. The Association generally holds its loans for long-term investment purposes. See "-- Lending Activities."

Market Area

     The Association conducts operations out of its one office in Tell City, which is the largest town in Perry County, Indiana. Tell City has a population of approximately 9,000 persons, and Perry County has a population of approximately 20,000 persons. Most of the Association's depositors live in Perry County and most of the Association's loans are secured by real estate in Perry County. The Association also makes loans in Spencer County, Indiana. Perry County is a rural county that historically has had higher unemployment and lower income compared to the rest of Indiana and occasionally in other surrounding counties. The economy of Perry County is dependent on manufacturing, much of which is located across the Ohio River in Kentucky. Industries present in the region include woodworking, steel, motors, aluminum and paper.

     The Association faces intense competition for deposits and loan originations from the other financial institutions conducting business within its market area. See "-- Competition" and "RISK FACTORS -- Competition."

Lending Activities

     General. At December 31, 1997, the Association's net loans receivable totaled $19.3 million, or 87.8% of total assets. The Association has concentrated its lending activities on one- to four-family mortgage loans, with such loans amounting to 85.7% of loans at December 31, 1997. The Association also offers multi-family, commercial real estate, land and residential construction loans, as well as loans secured by saving accounts. All of the Association's mortgage loan portfolio is secured by real estate located in Indiana. In early 1998, the Association expanded its loan offerings to include automobile loans. Later in 1998, the Association intends to offer additional secured and unsecured consumer loans.

     Loan Portfolio Analysis. The following table sets forth the composition of the Association's loan portfolio at the dates indicated. The Association had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                                        At December 31,
                                         ----------------------------------------------
                                                 1997                     1996
                                         ---------------------    ---------------------
                                         Amount       Percent      Amount      Percent
                                         -------     ---------    -------     ---------
                                                      (Dollars in thousands)
Mortgage loans:
 One- to four-family ...............     $16,893          85.7%   $17,272          85.0%
 Multi-family ......................         468           2.4        394           1.9
 Commercial real estate ............         864           4.4        873           4.3
 Land ..............................         528           2.6        583           2.9
 Residential construction ..........         783           4.0        977           4.8
                                         -------     ---------    -------     ---------
  Total mortgage loans .............      19,536          99.1     20,099          98.9
                                         -------     ---------    -------     ---------

Loans secured by savings accounts ..         178           0.9        233           1.1
                                         -------     ---------    -------     ---------

  Total loans ......................      19,714         100.0%    20,332         100.0%
                                         -------     =========    -------     =========

Less:
 Undisbursed portion of loans in
  process ..........................         295                      370
 Deferred loan origination fees, net          72                       73
 Allowance for loan losses .........          51                       52
                                                                  -------

  Total loans receivable, net ......     $19,296                  $19,837
                                         =======                  =======

     One- to Four-Family Real Estate Loans. The Association's primary lending activity is the origination of loans secured by one- to four-family residences located in its market area. At December 31, 1997, $16.9 million, or 85.7%, of the Association's total loans consisted of one- to four-family loans.

     The Association offers ARM loans which provide for an interest rate that adjusts every year or that is fixed for three years and then adjusts every year after the initial period. The Association's ARM loans generally provide for annual and lifetime interest rate adjustment limits of 1% and 5%, respectively. When it was a state-chartered savings association, the Association based its ARM loans on the Association's internal cost of funds. When the Association adopted a federal mutual charter in February 1998 it began basing its ARM loans on the One Year U.S. Treasury Note Constant Maturity Rate. The Association's ARM loans are typically based on a 30-year amortization schedule. The initial rate on most of the Association's ARM loans is 1% to 1.5% below the rate offered for fixed-rate loans that have a term of ten to 20 years.

     The Association offers fixed-rate, one- to four-family mortgage loans with maturities of up to 20 years. These loans are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, they are underwritten and documented in accordance with guidelines established by Freddie Mac. The Association's fixed-rate loans customarily include "due on sale" clauses, which give the Association the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

     The Association offers second mortgage loans. Generally, the Association makes second mortgage loans only where it holds the first mortgage, unless the combined loan to value ratio is less than 50%. Second mortgages are made on the same terms as first mortgage loans when the combined loan to value ratio is less than 80%. At December 31, 1997, the Association had $777,000 of second mortgage loans included in its one- to four-family mortgage loans.

     Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

     The retention of ARM loans in the Association's loan portfolio helps reduce the Association's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although ARM loans allow the Association to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations the Association has no assurance that yields on ARM loans will be sufficient to offset increases in the Association's cost of funds. The Association believes these risks, which have not had a material adverse effect on the Association to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

     The Association generally requires an acceptable attorney's opinion on the status of its lien on all loans where real estate is the primary source of security. The Association also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

     The Association's one- to four-family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Association's Board of Directors, the Association can lend up to 95% of the appraised value of the property securing a one- to- four family residential loan; however, the Association generally requires private mortgage insurance on the portion of the principal amount that exceeds 90% of the appraised value of the security property.

     Multi-family and Commercial Real Estate Loans. The Association occasionally originates mortgage loans for the acquisition and refinancing of multi-family and commercial real estate properties. At December 31, 1997, $468,000, or 2.4%, of the Association's total loans consisted of loans secured by multi-family residential property, and $864,000, or 4.4%, of the Association's total loans consisted of loans secured by commercial real estate. The majority of the Association's commercial real estate loans are secured by churches, motels and a country club, all of which are located in Indiana. At December 31 1997, the Association's largest multi-family or commercial real estate loan was $218,000 and is secured by a motel.

     Most of the Association's commercial real estate loans have adjustable interest rates and terms of 15 years or less. The Association requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Association, all of which are reviewed by management.

     Multi-family and commercial real estate lending affords the Association an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by such properties usually are greater in amount and are more difficult to evaluate and monitor, and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Association seeks to minimize these risks by limiting the maximum loan-to-value ratio to 80% and strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. The Association also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     Residential Construction Loans. The Association originates residential construction loans to local home builders and to individuals for the construction and acquisition of their personal residence. At December 31 1997, residential construction loans amounted to $783,000, or 4.0% of the Association's total loans.

     The Association's construction loans to builders generally have fixed interest rates and are for a term of one year. Such loans to builders are typically made with a maximum loan to value ratio of 85%. These loans are usually made on a speculative (unsold) basis. The maximum amount that any one builder may borrow from the Association is $500,000, which is the Association's internal loan-to-one-borrower limit. At December 31, 1997, the largest amount of construction loans outstanding to one builder was $135,000, all of which was for speculative construction. Construction loans to individuals are made on the same terms as the Association's one- to four-family mortgage loans, but provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan.

     Prior to making a commitment to fund a construction loan, the Association requires an appraisal of the property by a staff appraiser. The Association also reviews and inspects each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on percentage of completion.

     Construction lending affords the Association the opportunity to earn higher interest rates with shorter terms to maturity relative to single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Association may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Association may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due.

     The Association has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties. It is also the Association's general policy to obtain regular financial statements from builders so that it may monitor their financial strength.

     Land Loans. The Association occasionally originates loans secured by unimproved land. Most of these loans have a term of 10 years or less and may have fixed or adjustable interest rates. At December 31, 1997, land loans totaled $528,000, or 2.6% of total loans. The largest land loan at such date was $52,000.

     Savings Account Loans. The Association offers loans secured by savings deposits. At December 31, 1997, savings account loans totaled $178,000, or 0.9% of total loans. Generally, such loans are made at an interest rate that is 2% above the account for an amount up to 100% of the amount on deposit at the Association less six month's interest.

     Other Consumer Loans. In February 1998 the Association began offering automobile loans. The Association intends to expand its consumer loan offering later in 1998 to include other secured and unsecured consumer loans. The Association does not anticipate that consumer loans will constitute a significant portion of its loan portfolio for the foreseeable future.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     Loans to One Borrower. The maximum amount that the Association may lend to one borrower is limited by federal regulations. At December 31, 1997, the Association's regulatory limit on loans to one borrower was $500,000. At such date, the Association's largest amount of loans to one borrower (including the borrower's related interests) was $500,000 and consisted of ten single family mortgage loan's (nine of which were secured by non-owner-occupied properties) and one commercial real estate loan.

     Maturity of Loan Portfolio. The following table sets forth certain information at December 31, 1997 regarding the dollar amount of loans maturing in the Association's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses.

                                                            After        After       After        After
                                                            One Year     3 Years     5 Years      10 Years
                                              Within        Through      Through     Through      Through      After
                                              One Year      3 Years      5 Years     10 Years     15 Years     15 Years      Total
                                              --------      -------      -------     --------     --------     --------      -----
                                                                             (In thousands)
Mortgage loans:
 One- to four-family ....................      $ 1,061      $ 1,833      $ 1,904      $ 4,670      $ 3,492      $ 3,933      $16,893
 Multi-family ...........................           29           72           68          151           57           91          468
 Commercial real estate .................          146          206           88          168          149          107          864
 Land ...................................           31           75           82          207          124            9          528
 Residential construction ...............          783           --           --           --           --           --          783
Loans secured by savings
 accounts ...............................          178           --           --           --           --           --          178
                                               -------      -------      -------      -------      -------      -------      -------
  Total gross loans .....................      $ 2,228      $ 2,186      $ 2,142      $ 5,196      $ 3,822      $ 4,140      $19,714
                                               =======      =======      =======      =======      =======      =======      =======


     The following table sets forth the dollar amount of all loans due after December 31, 1998, which have fixed interest rates and have floating or adjustable interest rates.

                                                          Fixed-       Floating- or
                                                          Rates      Adjustable-Rates
                                                          -----      ----------------
                                                               (In thousands)
Mortgage loans:
 One- to- four family ..........................         $ 5,541         $10,290
 Multi-family ..................................             184             255
 Commercial real estate ........................             460             258
 Land ..........................................             283             215
 Residential construction ......................              --              --
Loans secured by savings accounts ..............              --              --
                                                         -------         -------
  Total gross loans ............................         $ 6,468         $11,018
                                                         =======         =======


     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give the Association the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     Loan Solicitation and Processing. The Association's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Association's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are realtors, referrals and existing customers. The Association does not utilize mortgage brokers or other third-party originators.

     Single-family residential mortgage loans up to $100,000 may be approved by unanimous vote of the Association's Loan Committee, which consists of the President and three Directors. If the Loan Committee does not unanimously approve a loan, it is referred to the Board of Directors. All single-family residential mortgage loans of

$100,000 or more and all other mortgage loans must be approved by the Association's Board of Directors Consumer loans must be approved by an authorized officer and ratified by the Board of Directors.

     Loan Originations, Purchases and Sales. While the Association originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans. During the years ended December 31, 1997 and 1996, the Association originated $4.8 million and $5.2 million of loans, respectively. Of the $4.8 million of loans originated in 1997, $2.9 million, or 60.4%, had adjustable rates of interest.

     The Association generally retains for its portfolio all of the loans that is originates and does not frequently purchase loans. Occasionally, the Association will participate with other area financial institutions in multi-family or commercial real estate loans. In 1995, the Association established an informal relationship with another financial institution pursuant to which the Association occasionally sells 90% participations in single-family mortgage loans and purchases participations in loans secured by non-owner-occupied, one- to four-family properties. The Association retains the servicing rights on the participation loans that it sells. The Association does not receive a fee for the loans sold under this arrangement and pays no fee on the loans it purchases.

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.

                                                        Years Ended December 31,
                                                       ------------------------
                                                         1997            1996
                                                       --------        --------
                                                           (In thousands)
Total gross loans at beginning of period .......       $ 20,332        $ 20,264

Loans originated:
 Mortgage loans:
  One- to four-family ..........................          3,456           3,740
  Multi-family .................................             --              --
  Commercial real estate .......................             70              55
  Land .........................................             84             110
  Residential construction .....................            972           1,150
Loans secured by savings accounts ..............            180             154
                                                       --------        --------
   Total loans originated ......................          4,762           5,209
                                                       --------        --------

Loans purchased:
 Mortgage loans:
  One- to four-family ..........................             --              44
  Multi-family .................................             --              --
  Commercial real estate .......................             73              --
  Land .........................................             --              --
  Residential construction .....................             --              --
Loans secured by savings accounts ..............             --              --
                                                       --------        --------
   Total loans purchased .......................             73              44
                                                       --------        --------

Loans sold:
 Mortgage loans:
  One- to four-family ..........................             --            (180)

Loan principal repayments ......................         (5,453)         (5,005)
                                                       --------        --------
Net loan activity ..............................           (618)             68
                                                       --------        --------
Total gross loans at end of period .............       $ 19,714        $ 20,332
                                                       ========        ========

     Loan Commitments. The Association issues commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 90 days from approval. At December 31, 1997, the Association had loan commitments totaling $157,000 (not including undisbursed portions of loans in process of $295,000). See Note 8 of the Notes to Consolidated Financial Statements.

     Loan Fees. In addition to interest earned on loans, the Association receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     The Association charges loan origination fees for fixed-rate loans which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. At December 31, 1997, the Association had $72,000 of deferred loan fees. The Association recognized $12,000, and $20,000 of deferred loan fees during the years ended December 31, 1997 and 1996 respectively, in connection with loan refinancing, payoffs, sales and ongoing amortization of outstanding loans.

     Nonperforming Assets and Delinquencies. When a borrowers fails to make a required payment on a loan, the Association attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed 20 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made either through additional notices or other means and the Association will attempt to work out a payment schedule. While the Association generally prefers to work with borrowers to resolve such problems, the Association will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

     The Association's Board of Directors is informed monthly of the amounts of loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Association.

     The Association ceases accruing interest on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Association does not accrue interest on loans past due 90 days or more when the estimated value of collateral and collection efforts are deemed insufficient to ensure full recovery.

     The following table sets forth information with respect to the Association's nonperforming assets at the dates indicated. The Association had no restructured loans within the meaning of SFAS No. 15 at the dates indicated.

                                                                At December 31,
                                                              -----------------
                                                               1997       1996
                                                              ------     ------
                                                            (Dollars in thousands)
Loans accounted for on a nonaccrual basis ...............     $   --     $   --

Accruing loans which are contractually
 past due 90 days or more:
 Mortgage loans .........................................         --         83
 Loans secured by savings accounts ......................         --         --
                                                              ------     ------
  Total .................................................         --         83
                                                              ------     ------

Foreclosed real estate, net .............................         --         --
                                                              ------     ------

  Total nonperforming assets ............................     $   --     $   83
                                                              ======     ======

Total loans delinquent 90 days or more to net loans .....       0.00%      0.42%
Total loans delinquent 90 days or more to total assets ..       0.00%      0.37%
Total nonperforming assets to total assets ..............        N/M       0.37%


     Real Estate Owned. Real estate acquired by the Association as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure. Subsequent to foreclosure, real estate owned is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At December 31, 1997, the Association had no real estate owned.

     Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Association.

     The aggregate amounts of the Association's classified and special mention assets at the dates indicated were as follows:

                                                             At December 31,
                                                          ----------------------
                                                          1997              1996
                                                          ----              ----
                                                              (In thousands)
Classified assets:
 Loss ......................................              $ --              $ --
 Doubtful ..................................                --                --
 Substandard ...............................                --                --
 Special mention ...........................               328               355


     At December 31, 1997, assets designated as special mention consisted of 13 one- to four-family mortgage loans.

     Allowance for Loan Losses. In originating loans, the Association recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's evaluation of of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions.

     At December 31, 1997, the Association had an allowance for loan losses of $51,000. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Association believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Association's loan portfolio, will not request the Association to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Association's financial condition and results of operations.

     The following table sets forth an analysis of the Association's allowance for loan losses.

                                                           Years Ended December 31,
                                                           ------------------------
                                                              1997         1996
                                                              ----         ----
                                                            (Dollars in thousands)
Allowance at beginning of period .....................         $52          $44
Provision for loan losses ............................          --            8
Recoveries ...........................................          --           --

Charge-offs:
 Mortgage loans ......................................          --           --
 Savings account loans ...............................           1           --
                                                               ---          ---
   Total charge-offs .................................           1           --
                                                               ---          ---
   Net charge-offs ...................................           1            1
                                                               ---          ---
   Balance at end of period ..........................         $51          $52
                                                               ===          ===

Allowance for loan losses as a
 percentage of total loans outstanding
 at the end of the period ............................         0.26%        0.26%

Net charge-offs (recoveries) as a
 percentage of average loans outstanding
 during the period ...................................         0.01%        0.00%

Allowance for loan losses as a
 percentage of nonperforming loans
 at end of period ....................................         N/M          62.65%

     For additional discussion regarding the provisions for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1997 and 1996 -- Provision for Loan Losses."

           The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                                             At December 31,
                                                  ----------------------------------------------------------------------
                                                             1997                                    1996
                                                  -----------------------------          -------------------------------
                                                                    Percent                                  Percent
                                                                    of Loans                                 of Loans
                                                                    in Category                              in Category
                                                                    to Total                                 to Total
                                                  Amount            Loans                Amount              Loans
                                                  ------            -----------          ------              ------------
                                                                            (Dollars in thousands)
Mortgage loans:
 One- to four-family..........................      $ 36               85.7%               $ 37                85.0%
 Multi-family.................................         2                2.4                   2                 1.9
 Commercial real estate.......................         7                4.4                   7                 4.3
 Land.........................................         4                2.6                   5                 2.9
 Residential construction.....................         1                4.0                   1                 4.8
Loans secured by savings
 accounts.....................................        --                0.9                  --                 1.1
Unallocated...................................        --                N/A                  --                 N/A
                                                    ----              -----                ----               -----
  Total allowance for loan losses.............      $ 50              100.0%               $ 52               100.0%
                                                    ====              =====                ====               =====


Investment Activities

     The Association is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Indianapolis, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Association may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Association are also required to maintain an investment in FHLB stock. The Association is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. The Association does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity.


     The Association's investment policies limit investments to U.S. Government and agency securities, mortgage-backed securities and higher rated corporate securities. A high credit rating indicates only that the rating agency believes there is a low risk of default. However, all of the Association's investment securities, including those that have high credit ratings, are subject to market risk insofar as increases in market rates of interest may cause a decrease in their market value. Corporate securities are also subject to credit risk insofar as the payment obligations on such securities are dependent on the successful operation of issuer's business. The Association's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Association's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Association's credit and interest rate risk and risk-based capital is also considered.


     The Association purchases investment securities to provide for necessary liquidity for day-to-day operations. The Association also purchases investment securities when investable funds exceed loan demand. In recent years, the Association has preferred to invest in individual mortgage loans rather than mortgage-backed securities. Depending on loan demand, the Association may consider increasing its investment in mortgage-backed securities after the conversion.

     The following table sets forth the amortized cost and fair value of the Association's securities, by accounting classification and by type of security, at the dates indicated.

                                                     At December 31,
                                         ---------------------------------------
                                               1997                   1996
                                         -----------------     -----------------
                                        Amortized    Fair     Amortized    Fair
                                          Cost      Value       Cost      Value
                                         ------     ------     ------     ------
                                                      (In thousands)
Available for sale:
Investment securities:
 U.S. Treasury obligations .........     $   --     $   --     $  100     $  100
 U.S. Government agency obligations         970        999        614        649
 Corporate notes ...................        349        350         99        100
                                         ------     ------     ------     ------
  Total available for sale .........      1,319      1,349        813        849

Held to maturity:
Mortgage-backed securities:
 Fannie Mae ........................         16         17         20         20
 Freddie Mac .......................          5          4          7          7
                                         ------     ------     ------     ------
   Total held to maturity ..........         21         21         27         27
                                         ------     ------     ------     ------

   Total ...........................     $1,346     $1,370     $  840     $  876
                                         ======     ======     ======     ======


     At December 31, 1997, the only security owned by the Association (other than U.S. Government and agency securities) which had an aggregate book value in excess of 10% of the Association's retained earnings was Union Pacific Corp. commercial paper due January 6, 1998, which had an aggregate book value and market value of $250,000 at such date.

           The following table sets forth certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of the Association's debt securities at December 31, 1997, all of which are available for sale. U.S. Treasury obligations and certain U.S. Government agency obligations are exempt from state taxation. Their yields, however, have not been computed on a tax equivalent basis for purposes of the table.

                                                         Less Than                      One to                    After Five
                                                          One Year                    Five Years                 to Ten Years
                                                    ----------------------       ---------------------       -----------------------
                                                                  Weighted                    Weighted                      Weighted
                                                    Amortized      Average       Amortized     Average       Amortized      Average
                                                      Cost          Yield          Cost         Yield          Cost          Yield
                                                    --------        ------        -------       ------        -------        ------
                                                                                 (Dollars in thousands)
Investment securities:
  U.S. Government agency
    obligations .............................          $100          5.05%          $450          6.70%          $250          4.20%
  Corporate notes ...........................           250          5.95            100          5.71             --            --
                                                       ----                         ----                         ----
      Total available for sale ..............          $350          5.69           $550          6.52           $250          4.20
                                                       ====                         ====                         ====
                                                 After
                                                Ten Years                      Totals
                                          ---------------------       -----------------------
                                                       Weighted                      Weighted
                                          Amortized     Average       Amortized      Average
                                            Cost         Yield          Cost          Yield
                                           -------       ------        -------        ------
                                                        (Dollars in thousands)
Investment securities:
  U.S. Government agency
    obligations ......................     $  199         7.57%         $  999         6.08%
  Corporate notes ....................         --           --             350         6.00
                                           ------                       ------
      Total available for sale .......     $  199         7.57          $1,349         6.06
                                           ======                       ======


Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for the Association's lending and other investment activities. In addition, the Association also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. The Association may use borrowings from the FHLB-Indianapolis to compensate for reductions in the availability of funds from other sources. Presently, the Association has no other borrowing arrangements.

     Deposit Accounts. Nearly all of the Association's depositors reside in Indiana. The Association's deposit products include money market accounts, passbook accounts, and term certificate accounts. The Association intends to introduce checking accounts later in 1998 or early in 1999. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. The Association reviews its deposit mix and pricing weekly. The Association does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit.

     The Association believes it is competitive in the interest rates it offers on its deposit products. The Association determines the rates paid based on a number of factors, including rates paid by competitors, the Association's need for funds and cost of funds, borrowing costs and movements of market interest rates.

     In the unlikely event the Association is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

     The following table sets forth information concerning the Association's time deposits and other interest-bearing deposits at December 31, 1997.

Weighted                                                                                                             Percentage
Average                                                                      Minimum                                 of Total
Interest Rate      Term                    Category                          Amount              Balance             Deposits
-------------      ----                    --------                          ------              -------             --------
                                                                                               (In thousands)
                                   Demand and Savings Deposits:
                                   ----------------------------
2.65%              None            Regular savings accounts                     $   10             $ 1,301               6.56%
4.22               None            Money market deposit accounts                 2,500               2,129              10.73

                                   Time Deposits:
                                   --------------
4.00               91 days         Fixed term, fixed rate                        2,500                  35               0.18
4.51               6 months        Fixed term, fixed rate                        2,500                 404               2.04
5.03               12 months       Fixed term, fixed rate                          100               2,705              13.63
4.50               24 months       Fixed term, variable rate                     1,000                  16               0.08
5.63               24 months       Fixed term, fixed rate                          100               3,505              17.66
5.93               36 months       Fixed term, fixed rate                          100               1,962               9.88
6.67               48 months       Fixed term, fixed rate                          100               2,288              11.53
5.95               60 months       Fixed term, fixed rate                          100               3,779              19.04
5.85                               Individual retirement account                   500               1,722               8.67
                                                                                                   -------             ------
                                   TOTAL                                                           $19,846             100.00%
                                                                                                   =======             ======

     The following table indicates the amount of the Association's jumbo certificate accounts by time remaining until maturity as of December 31, 1997. Jumbo certificate accounts have principal balances of $100,000 or more.

                                                     Certificate
           Maturity Period                             Accounts
           ---------------                             --------
                                                    (In thousands)
Three months or less.....................                $  301
Over three through six months............                   357
Over six through 12 months...............                   617
Over 12 months...........................                   943
                                                         ------
     Total...............................                $2,218
                                                         ======



     Deposit Flow. The following table sets forth the balances (inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Association between the dates indicated.

                                                                                              At December 31,
                                                            -----------------------------------------------------------------------
                                                                            1997                                     1996
                                                            ----------------------------------------         ----------------------
                                                                           Percent                                          Percent
                                                                             of            Increase                            of
                                                            Amount          Total         (Decrease)         Amount          Total
                                                            ------          -----         ----------         ------          ------
                                                                                    (Dollars in thousands)
Regular savings accounts ..........................         $ 1,301           6.56%         $   (28)         $ 1,329           6.58%
Money market deposit accounts .....................           2,129          10.73             (121)           2,250          11.14
Fixed-rate certificates which mature:
  Within 1 year ...................................           8,809          44.39            1,071            7,738          38.32
  After 1 year, but within 2 years ................           4,638          23.37             (492)           5,130          25.40
  After 2 years, but within 4 years ...............           2,360          11.89               93            2,267          11.23
  After 4 years, but within 6 years ...............             609           3.06             (871)           1,480           7.33
                                                            -------         ------          -------          -------         ------
     Total ........................................         $19,846         100.00%         $  (348)         $20,194         100.00%
                                                            =======         ======          =======          =======         ======


     Time Deposits by Maturities. The following table sets forth the amount of time deposits in the Association categorized by maturities at December 31, 1997.

                                                                                 Amount Due
                                        --------------------------------------------------------------------------------------------
                                        Less Than        One to Two       Two to Three     Three to Four    After Four
                                        One Year         Years            Years            Years            Years            Total
                                        ---------        ----------       ------------     -------------    ----------       -------
                                                               (In thousands)
Below 4.99% ..................          $ 2,154          $    16          $    --          $    --          $    --          $ 2,170
5.00 - 5.49% .................            2,284              765              624              159               --            3,832
5.50 - 5.99% .................            2,093              586               40              141              217            3,077
6.00 - 6.49% .................            1,534            1,469               22               37               10            3,072
6.50 - 6.99% .................              429              328            1,135              139              382            2,413
7.00 - 7.49% .................              908              944               --               --               --            1,852
                                        -------          -------          -------          -------          -------          -------
Totals .......................          $ 9,402          $ 4,108          $ 1,821          $   476          $   609          $16,416
                                        =======          =======          =======          =======          =======          =======

     Deposit Activity. The following table sets forth the deposit activity of the Association for the periods indicated.

                                                     Years Ended December 31,
                                                    ---------------------------
                                                      1997               1996
                                                    --------           --------
                                                          (In thousands)

Beginning balance ........................          $ 20,194           $ 20,648

Net deposits (withdrawals)
  before interest credited ...............            (1,088)            (1,195)
Interest credited ........................               740                741
                                                    --------           --------

Net increase in deposits .................              (348)              (454)
                                                    --------           --------

Ending balance ...........................          $ 19,846           $ 20,194
                                                    ========           ========


     Borrowings. The Association has the ability to use advances from the FHLB-Indianapolis to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Indianapolis functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Indianapolis, the Association is required to own capital stock in the FHLB-Indianapolis and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government or agencies thereof) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

     The following table sets forth certain information regarding the Association's use of FHLB advances during the periods indicated.

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1997                1996
                                                       ----                ----
                                                        (Dollars in thousands)
Maximum balance at any month end..............          $500               $400
Average balance...............................           254                154
Year end balance..............................            --                 --
Weighted average interest rate:
  At end of year..............................            --                 --
  During the year.............................          5.91%             9.09%


Competition

     The Association faces intense competition in its primary market area for the attraction of deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for deposits has historically come from the three commercial banks operating in Tell City, and, to a lesser extent, from other financial institutions, such as brokerage firms and insurance companies. All of the three commercial banks in Tell City are affiliated with large, multi-state bank holding companies and, therefore, have significantly greater resources than the Association. Particularly in times of high interest rates, the Association has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Association's competition for loans comes primarily from the commercial banks operating in Tell City. Such competition for deposits and the origination of loans may limit the Association's growth in the future. See "RISK FACTORS -- Competition."

Subsidiary Activities

     Under OTS regulations, the Association generally may invest up to 3% of its assets in service corporations, provided that at least one-half of investment in excess of 1% is used primarily for community, inner-city and community development projects. In 1989 the Association formed Peoples Building and Loan Association Service Corporation for the purpose of selling annuities and mutual funds to customers of the Association. The Association's service corporation is currently inactive.

Properties

     The Association owns its one office. At December 31, 1997, the net book value of the Association's properties (including land and buildings), fixtures, furniture and equipment was $198,000.

Personnel

     As of December 31, 1997, the Association had six full-time employees and one part-time employee, none of whom is represented by a collective bargaining unit. The Association believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving the Association, such as claims to enforce liens, condemnation proceedings on properties in which the Association holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Association's business. The Association is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Association.


                        MANAGEMENT OF THE HOLDING COMPANY


     Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of six persons divided into three classes, each of which contains one third of the Board. One class, consisting of Messrs. James L. Wittmer and Howard L. Traphagen, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of Messrs. James G. Tyler and Daniel P. Lutgring, has a term of office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of Messrs. Carl D. Smith and Marion L. Ress, has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders. The Holding Company anticipates that its first annual meeting of stockholders will be held in April 1999.

           The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

Name                                 Position
----                                 --------

Carl D. Smith                        President and Chef Executive Officer
Clarke A. Blackford                  Vice President, Treasurer and Secretary


     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Initially, no separate compensation will be paid for service as an executive officer of the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE ASSOCIATION -- Biographical Information."


                          MANAGEMENT OF THE ASSOCIATION

Directors and Executive Officers

     The Board of Directors of the Association is presently composed of six members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Association. The executive officers of the Association are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of the Association.

                                                        Directors
                                                                                                                     Current
                                                                                                  Director           Term
Name                             Age (1)           Position with Association                      Since              Expires
----                             -------           -------------------------                      -------            -------
James L. Wittmer                  72               Chairman of the Board                          1976               2000
Carl D. Smith                     51               President and Director                         1976               1999
Marion L. Ress                    67               Director                                       1980               1999
Howard L. Traphagen               67               Director                                       1987               2000
James G. Tyler                    48               Director                                       1989               2001
Daniel P. Lutgring                44               Director                                       1997               2001

                                          Executive Officers Who Are Not Directors

Name                           Age (1)             Position with Association
----                           -------             -------------------------

Clarke A. Blackford               50               Vice President, Secretary and Treasurer



----------
(1)  As of December 31, 1997.

Biographical Information

     Set forth below is certain information regarding the Directors and executive officers of the Association. Unless otherwise stated, each director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the directors or executive officers, except that Mr. Wittmer and Mr. Ress are first cousins by marriage.

     James G. Tyler has practiced as an attorney in Tell City, Indiana since
1982.

     Daniel P. Lutgring is the co-owner of Lutgring Bros., Inc., a contractor and earthmover in Tell City, Indiana.

     Carl D. Smith is the President and Chief Executive Officer of the Association, positions he has held since 1976. Mr. Smith has been employed by the Association since 1969.

     Clarke A. Blackford has served as Vice President of the Association since 1993 and as Treasurer and Secretary since 1980. Mr. Blackford has been employed by the Association since 1974.

     James L. Wittmer is a retired businessman and investor.

     Marion L. Ress is the retired president and majority owner of Frederick Sheet Metal, Inc. in Tell City, Indiana.

     Howard L. Traphagen is a retired businessman.

Meetings and Committees of the Board of Directors

     The business of the Association is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended December 31, 1997, the Board of Directors held 24 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

     The Board of Directors maintains an Audit Committee, consisting of Directors Tyler and Wittmer, which receives and reviews all reports prepared by the Association's external auditor. The Board of Directors met one time in its capacity as Audit Committee during 1997.

     The Board of Directors maintains a Salary Committee, consisting of Directors Tyler, Traphagen and Wittmer, which is responsible for setting the salaries of all employees. The Salary Committee met three times in 1997.

     The Board of Directors maintains a Loan Committee, consisting of Directors Wittmer, Ress, Traphagen and Smith, which reviews and approves mortgage loan applications. The Loan Committee met 32 times in 1997.

Directors' Compensation

     Fees. Directors of the Association receive an annual retainer of $3,800 plus $50 per meeting attended. The Chairman of the Board receives an additional $1,000 per year. Non-employee members of the Loan Committee receive $25 per meeting attended. Following consummation of the conversion, directors' fees will continue to be paid by the Association and, initially, no separate fees are expected to be paid for service on the Holding Company's Board of Directors.

Executive Compensation

           Summary Compensation Table. The following information is furnished for Mr. Smith for the year ended December 31, 1997. No executive officer of the Association received salary and bonus of $100,000 or more during the year ended December 31, 1997.

                                                       Annual Compensation(1)
                             -----------------------------------------------------------------------
Name and                                                                             Other Annual                All Other
Position                     Year              Salary               Bonus            Compensation(2)             Compensation
--------                     ----              ------               -----            ---------------             ------------
Carl D. Smith                1997              $54,335              $1,605                $5,350                   $8,477(3)
President and Chief
Executive Officer

----------
(1) Compensation information for the years ended December 31, 1996 and 1995 has been omitted as the Association was not a public company nor a subsidiary thereof at such time.

(2) Consists of fees for review of appraisals. Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.

(3) Consists of $3,358 contribution to 401(k) plan and $5,119 contribution to money purchase pension plan.

     Employment Agreements. In connection with the conversion, the Holding Company and the Association (collectively, the "Employers") plan to enter into three-year employment agreements ("Employment Agreement") with Messrs. Smith and Blackford. Under the Employment Agreements, the initial salary levels for Mr. Smith and Mr. Blackford will be $________ and $_______, respectively, which amount will be paid by the Association and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreement, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreements are terminable by the Employers at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Association would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements also provide for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provides that the value of the maximum benefit may be distributed, at the executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36- month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at December 31, 1997 and that Mr. Smith and Mr. Blackford elected to receive a lump sum cash payment, they would have been entitled to payments of approximately $155,000 and $133,000, respectively.
Section 280G of the Internal Revenue Code, provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

Benefits

     General. The Association currently pays 100% of the premiums for medical, dental, life and disability insurance benefits for full-time employees, subject to certain deductibles.

     401(k) Plan. The Association maintains the Peoples Building and Loan Association 401(k) Salary Reduction Plan and Trust ("401(k) Plan") for the benefit of eligible employees of the Association. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of the Association who have completed one year of service and who have attained age 21 are eligible to participate in the 401(k) Plan on the January 1 next following the date such requirements are satisfied. Participants may contribute up to the applicable IRS limits ($10,000 in 1998) to the 401(k) Plan through a salary reduction election. The Association matches participant contributions at the rate of 200% up to 3% of the participant's annual compensation.

     In addition to employer matching contributions, the Association may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. Participants are at all times 100% vested in all salary reduction contributions. Employer matching and profit-sharing contributions vest at the rate of 20% per year beginning with the completion of three years of service. For the year ended December 31, 1997, the Association incurred total contribution-related expenses of $10,000 in connection with the 401(k) Plan.

     Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their 401(k) Plan account balance to purchase shares of the Holding Company's common stock. A participant in the 401(k) Plan who elects to purchase common stock in the conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

     Money Purchase Pension Plan. The Association maintains a money purchase pension plan for the benefit of eligible employees. Employee are eligible to participate in the plan upon the completion of one year of service. The Association makes annual contributions on behalf of plan participants at the rate of 6% of compensation up to $15,000 and 10.3% for compensation in excess of $15,000. Association contributions vest at the rate of 20% per year begining with the completion of three years of service. At retirement, the normal form of distribution of benefits is a lump-sum payment or one of various forms of annuities. For the year ended December 31, 1997, the Association made contributions of $14,000 to the plan.

     Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required for implementation of the Stock Option Plan within one year of the consummation of the conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

     The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Internal Revenue Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Association. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

     A number of authorized shares of common stock equal to 10% of the number of shares of common stock issued in connection with the conversion will be reserved for future issuance under the Stock Option Plan (34,500 shares based on the issuance of 345,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of common stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of common stock outstanding.

     The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

     Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

     It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option Plan is implemented within the first year following consummation of the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

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

     Under current provisions of the Internal Revenue Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.


     Management Recognition and Development Plan. Following the conversion, the Board of Directors of the Holding Company intends to adopt an MRDP for officers, employees, and nonemployee directors of the Holding Company and the Association, and to submit the MRDP to the stockholders for approval at a meeting held no earlier than six months following consummation of the conversion. The MRDP will enable the Holding Company and the Association to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association. The MRDP will comply with all applicable regulatory requirements. However, the MRDP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required for implementation of the MRDP within one year of the consummation of the conversion.


     The MRDP expects to acquire a number of shares of the Holding Company's common stock equal to 4% of the common stock issued in connection with the conversion (13,800 shares based on the issuance of 345,000 shares in the conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Association to a trust which the Holding Company may establish in conjunction with the MRDP ("MRDP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     A committee of the Board of Directors of the Holding Company will administer the MRDP, the members of which will also serve as trustees of the MRDP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Association to the MRDP Trust. The Board of Directors of the Holding Company may terminate the MRDP at any time and, upon termination, all unallocated shares of common stock will revert to the Holding Company.

     Shares of common stock granted pursuant to the MRDP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRDP Trust. Under OTS regulations, if the MRDP is implemented within the first year following consummation of the conversion, the minimum vesting period will be five years. All unvested MRDP awards will vest in the event of the recipient's death or disability. Unvested MRDP awards will also vest following a change in control (as defined in the MRDP) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRDP is implemented prior

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to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

     A recipient of an MRDP award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the MRDP is implemented within one year of the consummation of the conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRDP. The size of individual awards will be determined prior to submitting the MRDP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Association

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Association's policy is not to make any new loans or extensions of credit to the Association's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Association's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Association to its executive officers and directors was $145,000 at December 31, 1997, or approximately 2.85% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).


                                   REGULATION

General

     The Association is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Association's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Association's mortgage documents. The Association must file reports

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with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Association's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Association and its operations.

Federal Regulation of Savings Associations

     Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Association, as a member of the FHLB-Indianapolis, is required to acquire and hold shares of capital stock in the FHLB-Indianapolis in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (i.e., borrowings) from the FHLB-Indianapolis. The Association is in compliance with this requirement with an investment in FHLB-Indianapolis stock of $196,000 at December 31, 1997. Among other benefits, the FHLB-Indianapolis provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Indianapolis.

     Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the SAIF. As insurer of the Association's deposits, the FDIC has examination, supervisory and enforcement authority over the Association.

     The Association's accounts are insured by the SAIF to the maximum extent permitted by law. The Association pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

     Pursuant to the Deposit Insurance Funds Act ("DIF Act"), which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Association, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the

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

thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Association.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Association.

     Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 4.0%) of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     Prompt Corrective Action. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly

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

undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At December 31, 1997, the Association was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Association fails to meet any standard prescribed by the Guidelines, the agency may require the Association to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At December 31, 1997, the Association was in compliance with the QTL test.

     Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets,

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except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

     Savings associations also must maintain "tangible capital" not less than 1.5% of the Association's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain

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circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Association's historical amounts and percentages at December 31, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

     Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

     The Association currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

     Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Association's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At December 31, 1997, the Association's regulatory limit on loans to one borrower was $500,000. At December 31, 1997, the Association's largest aggregate amount of loans to one borrower was $500,000.

     Activities of Associations and Their Subsidiaries. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in

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advance and provide the information each agency may, by regulation, require.
Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Association to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

     The Association's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Association may make to such persons based, in part, on the Association's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     Community Reinvestment Act. Savings associations are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a savings association, to assess the savings association's record in meeting the credit needs of the community serviced by the savings associations, including low and moderate income neighborhoods. The regulatory agency's assessment of the savings association's record is made available to the public. Further, such assessment is required of any savings associations which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

Savings and Loan Holding Company Regulations

     Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution,
(iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     Qualified Thrift Lender Test. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.


                                    TAXATION

Federal Taxation

     General. The Holding Company and the Association will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Association's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Association or the Holding Company.

     Bad Debt Reserve. Historically, savings institutions such as the Association which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Association's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Association's actual loss experience, or a percentage equal to 8% of the Association's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Association's loss experience, the Association generally recognized a bad debt deduction equal to 8% of taxable income.

     In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Association has no post-1987 reserves subject to recapture. For taxable years beginning after December 31, 1995, the Association's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     Distributions. To the extent that the Association makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Association's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Association's taxable income. Nondividend distributions include distributions in excess of the Association's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Association's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Association's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the conversion, the Association makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Association. The Association does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     Corporate Alternative Minimum Tax. The Internal Revenue Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carry-overs. AMTI is increased by an amount equal to 75% of the amount by which the Association's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Association, whether or not an Alternative Minimum Tax is paid.

     Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Association as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Association will not file a consolidated tax return, except that if the Holding Company or the Association owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     Audits. The IRS audited the Association's federal income tax returns for 1994.

Indiana Taxation

     Indiana imposes an 8.5% franchise tax based on a financial institution's adjusted gross income as defined by statute. In computing adjusted gross income, deductions for municipal interest, U.S. government interest, the bad debt deduction computed using the reserve method and pre-1990 net operating losses are disallowed. The Association's state franchise tax returns have not been audited for the past five years.

                                 THE CONVERSION

     The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote thereon and to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion.

General

     On January 14, 1998, the Board of Directors of the Association unanimously adopted the Plan of Conversion, which was subsequently amended on March 16, 1998, pursuant to which the Association will be converted from a mutual savings association to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Indiana corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Association's Proxy Statement and is available to members of the Association upon request. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote on the matter at a Special Meeting called for that purpose to be held on _______________, 1998, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     The conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Association. As part of the conversion, the Association will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of common stock by the Holding Company.

     The Plan of Conversion provides generally that: (i) the Association will convert from a mutual savings association to a federally chartered stock savings bank; (ii) the Holding Company will offer its common stock in the Subscription Offering to persons having subscription rights; (iii) if necessary, shares of common stock not subscribed for in the Subscription Offering will be offered in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in Perry County, Indiana, and then to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Association to be issued in connection with the conversion.


     As part of the conversion, the Holding Company is making a Subscription Offering of its common stock to holders of subscription rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1996); (ii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of March 31, 1998); and (iii) Other Members (depositors of the Association as of April 30, 1998 and borrowers of the Association with loans outstanding as of February 25, 1998 which continue to be outstanding as of April 30, 1998).


     Shares of common stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering. The Direct Community Offering, if one is held, is expected to begin immediately after the expiration of the Subscription Offering, but may begin at any time during the Subscription Offering. Shares of common stock not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Association or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Association will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The Plan of Conversion provides that the conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Association.

     No sales of common stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offering unless the Plan of Conversion is approved by the members of the Association.

     The completion of the offering, however, is subject to market conditions and other factors beyond the Association's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Association as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the common stock. In the event the conversion is terminated, the Association would be required to charge all conversion expenses against current income.

     Orders for shares of common stock will not be filled until at least $2,550,000 of common stock has been subscribed for or sold and the OTS approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Association's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Association's passbook rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

     The Board of Directors and management believe that the conversion is in the best interests of the Association, its members and the communities it serves. The Association's Board of Directors has formed the Holding Company to serve as a holding company, with the Association as its subsidiary, upon the consummation of the conversion. By converting to the stock form of organization, the Holding Company and the Association will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of the Association believes that the conversion offers a number of advantages which will be important to the future growth and performance of the Association. The capital raised in the conversion is intended to support the Association's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The conversion is also expected to afford the Association's management, members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Association. The conversion will also enable the Holding Company and the Association to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. The Association, as a mutual savings association, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Association

     Voting Rights. Depositors and borrowers will have no voting rights in the converted Association or the Holding Company and therefore will not be able to elect directors of the Association or the Holding Company or to control their affairs. Currently, these rights are accorded to members of the Association. Subsequent to the conversion, voting rights will be vested exclusively in the Holding Company with respect to the Association and the holders of the common stock as to matters pertaining to the Holding Company. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of common stock owned.

     Savings Accounts and Loans. The Association's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Association.

     Tax Effects. The Association has received an opinion from Breyer & Aguggia, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that:

     (i) no gain or loss will be recognized to the Association in its mutual or stock form by reason of the conversion;

     (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Association immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Association in its mutual form plus interest in the liquidation account;

     (iii) the tax basis of account holders' accounts in the Association immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

     (iv) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     (v) the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and

     (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of subscription rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. CRG, a financial consulting firm retained by the Association, whose findings are not binding on the IRS, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. The Association could also recognize a gain on the distribution of such subscription rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

     The Association has also received an opinion from Monroe Shine & Co., Inc. that, assuming the conversion does not result in any federal income tax liability to the Association, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Indiana income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Monroe Shine & Co., Inc. and the letter from CRG are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Association in its present mutual form, each depositor in the Association would receive a pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in the Association at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in the Association, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Association. However, pursuant to OTS regulations, the Association shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Association subsequent to the conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Association subsequent to December 31, 1996, or March 31, 1998 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1996 or March 31, 1998 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1996 or March 31, 1998, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Association (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Association is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     In the unlikely event the Association is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the Subscription Offering. The amount of the common stock which these parties may purchase will be subject to the availability of the common stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Association as of December 31, 1996 will receive nontransferable subscription rights to subscribe for up to the greater of $65,000 of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Eligible Account Holders. Subscription rights received by officers and directors in this category based on their increased deposits in the Association in the one year period preceding December 31, 1996 are subordinated to the subscription rights of other Eligible Account Holders.

     Category 2: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of March 31, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of $65,000 of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Supplemental Eligible Account Holders.


     Category 3: Other Members. Each depositor of the Association as of the Voting Record Date (April 30, 1998) and each borrower with a loan outstanding on February 25, 1998 which continues to be outstanding as of the Voting Record Date will receive nontransferable subscription rights to purchase up to $65,000 of common stock in the conversion to the extent shares are available following subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.


     Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the Subscription Offering or subscribing for common stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising subscription rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED,

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

SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE ASSOCIATION AND THE HOLDING COMPANY.

     The Holding Company and the Association will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the Subscription Offering and all subscription rights under the Plan of Conversion will expire at 12:00 Noon, local time, on the Expiration Date, whether or not the Association has been able to locate each person entitled to such subscription rights. Orders for common stock in the Subscription Offering received in hand by the Association after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Association up to _____ __, 1998 without the OTS's approval.

     Direct Community Offering. Any shares of common stock which remain unsubscribed for in the Subscription Offering may be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in Perry County, Indiana. Purchasers in the Direct Community Offering are eligible to purchase up to $65,000 of common stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS.

     The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Association to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the conversion.

     If all of the common stock offered in the Subscription Offering is subscribed for, no common stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan of Conversion provides that, if necessary, all shares of common stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Capital Resources acting as agent of the Holding Company. The Holding Company and the Association have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Capital Resources nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the Syndicated Community Offering; however, Capital Resources has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering also will be sold at the $10.00 purchase price. See "-- Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for shares of common stock with an aggregate purchase price of more than $65,000. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Capital Resources.

     Capital Resources may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. If a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his or her shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Association for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Association for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his or her order.

     The Syndicated Community Offering may terminate no more than 45 days after the expiration of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS. In the event the Association is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Association, if feasible. Such other arrangements will be subject to the approval of the OTS.

     Time to Complete the Offering. OTS regulations require that the Holding Company complete the sale of common stock within 45 days after the close of the Subscription Offering. If the offering is not completed within such period all funds received will be promptly returned with interest at the Association's passbook rate and all withdrawal authorizations will be canceled. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the OTS grants approval of an extension offering period, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     Persons in Non-Qualified States. The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Association are not required to offer stock in the Subscription Offering to any person (i) who resides in a foreign country or in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state or (ii) who resides in a state with respect to which the Holding Company or the Association determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Association or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Association will base their decision as to whether or not to offer the common stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company and the Association have retained Capital Resources, a broker-dealer registered with the SEC and a member of the NASD, to consult with and advise the Holding Company and the Association and to assist, on a best efforts basis, in the distribution of the common stock in the conversion. The services Capital Resources will perform include: (i) training and educating the Company's and the Association's employees regarding the mechanics and regulatory requirements of the stock conversion process; (ii) conducting information meetings for potential subscribers, if necessary; (iii) managing the sales efforts in the offering; (iv) assisting in the collection of proxies from depositors for use at the Special Meeting; and (v) keeping records of subscriptions and orders for common stock. Capital Resources will receive for its services a fee of $50,000. If selected dealers are utilized in connection with the offering, the Holding Company will pay a fee (negotiated at such time) to such selected dealers and a management fee to Capital Resources to a selected dealer's agreement. The fee to be negotiated with the selected dealers is expected to be up to 4.0% of the total dollar amount sold through selected dealers. Capital Resources will also be reimbursed for its legal fees and for reasonable out-of-pocket expenses. Capital Resources has received fees totaling $20,000 for consulting and advisory services relating to the Conversion, which fees will be credited against marketing fees payable to Capital Resources. Capital Resources' legal and out of pocket expenses will not exceed $32,000. Capital Resources is affiliated with CRG.

     Subject to certain limitations, the Holding Company and the Association have also agreed to indemnify Capital Resources against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation, including claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock.

Description of Sales Activities

     The common stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this prospectus and through activities conducted at the Association's stock center at its office facility. The stock center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Capital Resources employees will be working at the stock center. Such employees of Capital Resources will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Capital Resources or by the selected dealers managed by Capital Resources. The management and employees of the Association may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of the Association may answer questions regarding the business of the Association when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Association have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of the Association or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of the Association's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Association's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

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

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. The Association will accept for processing only orders submitted on original order forms. The Association is not obligated to accept orders submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the order form.

     To purchase shares in the Subscription Offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Association (which may be given by completing the appropriate blanks in the order form), must be received by the Association by 12:00 Noon, local time, on the Expiration Date. Order forms that are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Association have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Association of the terms and conditions of the Plan of Conversion and of the order form will be final. In order to purchase shares in the Direct Community Offering, the order form, accompanied by the required payment for each share subscribed for, must be received by the Association prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Association unless the conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.


     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1996) and/or the Supplemental Eligibility Record Date (March 31, 1998) and/or the Voting Record Date (April 30, 1998) must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of such date. Failure to list an account could result in fewer shares being allocated in the event of an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Association's stock center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Association. Appropriate means by which such withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Payment for subscriptions of $25,000 or more must be by certified or cashier's check or money order. Interest will be paid on payments made by cash, check, bank draft or money order at the Association's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion (unless the certificate matures after the date of receipt of the order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. At the completion of the conversion, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.


     If a subscriber authorizes the Association to withdraw the amount of the aggregate purchase price from his or her deposit account, the Association will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Association will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Association's passbook rate.

     IRAs maintained in the Association do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since the Association does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's common stock in the offering. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as the Association now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an Association IRA to purchase common stock should contact the stock center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed order forms or to the last address of such persons appearing on the records of the Association as soon as practicable following consummation of the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have commenced.

Stock Pricing and Number of Shares to be Issued

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of the Holding Company and the Association as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. The Association and the Holding Company have retained CRG to prepare an appraisal of the pro forma market value of the Holding Company and the Association as converted and to assist in preparing, a business plan. CRG will receive a fee expected to total $20,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Association has agreed to indemnify CRG under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the conversion. CRG will also receive a fee of $7,500 for records management services in connection with the conversion.

     The appraisal contains an analysis of a number of factors including, but not limited to, the Association's financial condition and operating trends, the competitive environment within which the Association operates, operating trends of certain thrift institutions and savings and loan holding companies, relevant economic conditions both nationally and in the State of Indiana which affect the operations of thrift institutions, and stock market values of certain institutions. In addition, CRG has advised the Association that it has considered and will consider the effect of the additional capital raised by the sale of the common stock on the estimated aggregate pro forma market value of such shares. The Board of Directors has reviewed the appraisal, including the stated methodology of CRG and the assumptions used in the preparation of the appraisal. The Board of Directors is relying upon the expertise, experience and independence of CRG and is not qualified to determine the appropriateness of the assumptions or the methodology. The appraisal has been filed as an exhibit to the registration statement of which this prospectus is a part. See "ADDITIONAL INFORMATION."

     On the basis of the foregoing, CRG has advised the Holding Company and the Association that, in its opinion, as of March 6, 1998, the aggregate estimated pro forma market value of the Holding Company and the Association as converted and, therefore, the common stock was within the valuation range of $2,550,000 to $3,450,000 with a midpoint of $3,000,000. After reviewing the methodology and the assumptions used by CRG in the preparation of the appraisal, the Board of Directors accepted the Estimated Valuation Range which is equal to the valuation range of $2,550,000 to $3,450,000 with a midpoint of $3,000,000. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 255,000 and 345,000 with a midpoint of 300,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of the Association and the Holding Company and Capital Resources, taking into account, among other factors (i) the requirement under OTS regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and (ii) desired liquidity in the common stock subsequent to the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Association, regulatory guidelines or national or local economic conditions.

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, CRG, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Association as converted, as of the close of the Subscription Offering.

     No sale of the shares will take place unless prior thereto CRG confirms to the OTS that, to the best of CRG's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Association as converted at the time of the sale. If, however, the facts do not justify such a statement, the offering or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.


     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares discussed herein. In the event the total amount of shares issued is less than 255,000 or more than 396,750 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $2,550,000 or more than $3,967,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by CRG, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Association and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, CRG relied upon the truthfulness, accuracy and completeness of all documents the Association furnished to it. CRG also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While CRG believes this information to be reliable, CRG does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Association and the Holding Company or independently value the assets or liabilities of the Holding Company and the Association. The appraisal by CRG is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Plan of Conversion or of purchasing shares of common stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase such shares in the conversion will later be able to sell shares thereafter at prices at or above the purchase price in the offering.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The Plan of Conversion provides that no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $65,000 of common stock (or 6,500 shares). For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Association's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The Association and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of the Holding Company and the Association may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. The Holding Company and the Association may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Association or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Association, including its Chairman of the Board, President, Vice Presidents, Secretary and Treasurer.

     Common stock purchased pursuant to the conversion will be freely transferable, except for shares purchased by directors and officers of the Association and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased in the offering by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of the Holding Company. Shares of common stock received by directors or officers through the MRDP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the conversion are not subject to this restriction. Accordingly, shares of common stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall be subject to the same restrictions.

     Purchases of outstanding shares of common stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Association after adoption of the Plan of Conversion) and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding common stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the common stock to be issued pursuant to the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of common stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.


               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Indiana corporate law, as well as the Articles of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

Conversion Regulations

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of specified "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Anti-takeover Provisions in the Holding Company's Articles of Incorporation and Bylaws and in Delaware Law

     A number of provisions of the Holding Company's Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

     Limitation on Voting Rights. The Articles of Incorporation of the Holding Company provide that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Articles of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by directors, officers and employees of the Association or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Articles of Incorporation provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Articles of Incorporation of the Holding Company provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove one or more directors with or without cause.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Articles of Incorporation do not provide for cumulative voting for any purpose. Moreover, the Articles of Incorporation provide that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company. Under Indiana law, action may be taken by shareholders without a meeting only if evidenced by a written consent signed by all shareholders entitled to vote.

     Authorized Shares. The Articles of Incorporation authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of common stock upon exercise of stock options and in connection with the MRDP.

     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Articles of Incorporation require the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Articles of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Under Indiana law, absent this provision, business combinations, including mergers, share exchanges and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     Amendment of Articles of Incorporation and Bylaws. Amendments to the Holding Company's Articles of Incorporation must be approved by a two-thirds vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Articles of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Articles of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors.

     Stockholder Nominations and Proposals. The Articles of Incorporation of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     Purpose and Takeover Defensive Effects of the Holding Company's Articles of Incorporation and Bylaws. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Holding Company and the Association in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of the Association and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

     Despite the belief of the Association and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Association and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for an Indiana business corporation.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws of the Holding Company and in Federal and Indiana law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.


               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of the Holding Company's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     The common stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

     Dividends. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of common stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon conversion, the holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Indiana law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of more than 50% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal mutual savings and loan association, corporate powers and control of the Association are vested in its Board of Directors, who elect the officers of the Association and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Association, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the common stock will not have direct control of the Association.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Association, the Holding Company, as holder of the Association's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Association (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Association available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of the authorized Holding Company preferred stock will be issued in the conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


                            REGISTRATION REQUIREMENTS

     The Holding Company has registered the common stock with the SEC pursuant to Section 12(g) of the Exchange Act and will not deregister its common stock for a period of at least three years following the completion of the conversion. As result of such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.


                             LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the offering have been opined upon by Breyer & Aguggia and the Indiana tax consequences of the offering have been opined upon by Monroe Shine & Co., Inc. Breyer & Aguggia and Monroe Shine & Co., Inc. have consented to the references herein to their opinions. Certain legal matters will be passed upon for Capital Resources by Malizia, Spidi, Sloane & Fisch, P.C.

                                     EXPERTS

     The financial statements of the Association as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 included in this prospectus have been audited by Monroe Shine & Co., Inc. independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     CRG has consented to the publication herein of the summary of its report to the Association setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Association as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.


                              CHANGE IN ACCOUNTANTS

     Prior to the fiscal year ended December 31, 1997, the Association's consolidated financial statements were audited by Umbach & Associates. The former accountant was replaced and Monroe Shine & Co., Inc. was engaged on January 28, 1998 and continues as the independent auditors of the Association. The decision to change auditors was approved by the Board of Directors on January 12, 1998. The Association's consolidated financial statements included in this prospectus were audited by Monroe Shine & Co., Inc.

     For the fiscal years ended December 31, 1996 and 1995 and up to the date of the replacement of the Association's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The independent auditors' report on the consolidated financial statements for the fiscal years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


                             ADDITIONAL INFORMATION


     The Holding Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333- 48191) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may read and copy such information at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).


     The Association has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Association's Special Meeting and certain other information. This prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Central Regional Office of the OTS, 200 West Madison Street, Suite 1300, Chicago, IL 60606.

                   Index To Consolidated Financial Statements
                      Peoples Building and Loan Association



                                                                           Page
                                                                           ----


Independent Auditors' Report...........................................     F-1

Consolidated Balance Sheets as of December 31, 1997 and 1996...........     F-2

Consolidated Statements of Retained Earnings for the
 Years Ended December 31, 1997 and 1996................................     F-3

Consolidated Statements of Income for the

 Years Ended December 31, 1997 and 1996................................      25


Consolidated Statements of Cash Flows for the
 Years Ended December 31, 1997 and 1996................................     F-4

Notes to Consolidated Financial Statements.............................     F-5



                                      * * *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

                           MONROE SHINE & CO., INC.
                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                  ==========================================

     P.O. Box 1407, 22 E. Market St. New Albany, IN 47150    812-945-2311


                         INDEPENDENT AUDITOR'S REPORT


The Board of Directors
PEOPLES BUILDING AND LOAN ASSOCIATION
Tell City, Indiana

We have audited the accompanying consolidated balance sheets of PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Monroe Shine & Co., Inc.

January 30, 1998

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1997 AND 1996

                                                               1997           1996
                                                           -------------  -------------
ASSETS

Cash and due from banks                                     $    18,028    $    12,351
Interest bearing deposits with banks                            733,720        964,951
Securities available for sale, at fair value                  1,318,817        812,313

Mortgage-backed securities held to maturity
  (fair value $20,696; 1996 $26,605)                             20,944         26,872

Loans, net of allowance for loan losses of
  $50,802 in 1997 and $51,729 in 1996                        19,295,524     19,837,163

Federal Home Loan Bank stock, at cost                           196,100        196,100
Premises and equipment                                          198,040        187,129
Accrued interest receivable:
  Loans                                                         108,636        116,197
  Debt securities and other                                      23,378         18,318
Other assets                                                     75,494         75,642
                                                            -----------    -----------

      TOTAL ASSETS                                          $21,988,681    $22,247,036
                                                            ===========    ===========

LIABILITIES

Deposits:
  Savings deposits                                          $ 3,430,092    $ 3,579,381
  Time deposits                                              16,416,025     16,614,767
                                                            -----------    -----------
      Total deposits                                         19,846,117     20,194,148
Accrued interest payable on deposits                              6,174          6,365
Accrued expenses and other liabilities                           44,871         28,579
                                                            -----------    -----------

      Total Liabilities                                      19,897,162     20,229,092
                                                            -----------    -----------

COMMITMENTS AND CONTINGENCIES

RETAINED EARNINGS
  Retained earnings-substantially restricted                  2,109,721      2,039,739
  Net unrealized loss on securities available for sale,
    net of tax of $11,939 (1996 $14,296)                        (18,202)       (21,795)
                                                            -----------    -----------
      Total Retained Earnings                                 2,091,519      2,017,944
                                                            -----------    -----------

      TOTAL LIABILITIES AND RETAINED EARNINGS               $21,988,681    $22,247,036
                                                            ===========    ===========

See notes to consolidated financial statements.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                    YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            NET UNREALIZED
                                                                LOSS ON
                                                              SECURITIES
                                                RETAINED       AVAILABLE
                                                EARNINGS       FOR SALE         TOTAL

Balances at December 31, 1995, as
  previously reported                          $2,086,047         $(20,976)   $2,065,071

Prior-period adjustment-correction of
  errors                                          (29,308)               -       (29,308)
                                               ----------         --------    ----------

Balances at December 31, 1995, as restated      2,056,739          (20,976)    2,035,763

Net loss                                          (17,001)               -       (17,001)

Net change in unrealized gain on
  securities available for sale, net of tax             -             (819)         (819)
                                               ----------         --------    ----------

Balances at December 31, 1996                   2,039,738          (21,795)    2,017,943

Net income                                         69,983                -        69,983

Net change in unrealized gain on
  securities available for sale, net of tax             -            3,593         3,593
                                               ----------         --------    ----------

Balances at December 31, 1997                  $2,109,721         $(18,202)   $2,091,519
                                               ==========         ========    ==========

See notes to consolidate financial statements.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                           1997          1996
                                                                                           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                    $    69,983   $   (17,001)
  Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
      Provision for loan losses                                                                  -         8,000
      Net realized securities gain                                                               -          (760)
      Gain on sale of restricted equity security                                                 -        (4,840)
      Amortization of premiums and accretion of discounts on securities, net                (3,221)           (4)
      Depreciation expense                                                                  17,093        21,272
      Deferred income taxes (credit)                                                         6,246        (8,470)
      (Increase) decrease in accrued interest receivable                                     2,501        (4,846)
      Increase (decrease) in accrued interest payable                                         (191)        1,680
      Net change in other assets/liabilities                                                 7,837        (7,436)
                                                                                        ------------------------
          NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                 100,248       (12,405)
                                                                                        ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in interest bearing deposits with banks                                     231,231     1,320,259
  Proceeds from sale of securities available for sale                                            -       750,269
  Proceeds from maturity of securities available for sale                                  599,850        88,203
  Purchases of securities available for sale                                            (1,097,118)     (499,014)
  Principal collected on mortgage-backed securities                                          5,862        30,040
  Net decrease in loans receivable                                                         612,756       164,790
  Purchase of participation loans                                                          (71,117)            -
  Proceeds from sale of restricted equity securities                                             -        19,840
  Purchase of premises and equipment                                                       (28,004)       (9,322)
                                                                                        ------------------------
          NET CASH PROVIDED BY INVESTING ACTIVITIES                                        253,460     1,865,065
                                                                                        ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in savings deposits                                             (149,289)      715,386
  Net decrease in time deposits                                                           (198,742)   (1,168,920)
  Repayment of advances from Federal Home Loan Bank                                       (750,000)   (1,400,000)
  Advances from Federal Home Loan Bank                                                     750,000             -
                                                                                        ------------------------
          NET CASH USED IN FINANCING ACTIVITIES                                           (348,031)   (1,853,534)
                                                                                        ------------------------

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                                           5,677          (874)

Cash and due from banks at beginning of year                                                12,351        13,225
                                                                                        ------------------------

CASH AND DUE FROM BANKS AT END OF YEAR                                                 $    18,028   $    12,351
                                                                                        ========================

See notes to consolidated financial statments.

              PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     Peoples Building and Loan Association is a state chartered mutual building and loan association which provides a variety of banking services to customers through its office in Tell City, Indiana. The Bank's primary source of revenue is single-family residential loans.

     The Association's wholly-owned subsidiary, Peoples Building and Loan Service Corp., was inactive in 1997 and 1996.

     BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of Peoples Building and Loan Association and its wholly-owned subsidiary, Peoples Building and Loan Service Corp. All material intercompany balances and transactions have been eliminated in consolidation.

     STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the Association has defined cash and cash equivalents as those amounts included in the balance sheet caption "Cash and due from banks."

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains appraisals for significant properties.

     SECURITIES AVAILABLE FOR SALE

     Securities available for sale consist of debt securities not classified as held to maturity and are stated at fair value. Amortization of premium and accretion of discount are recognized in interest income using the interest method. Unrealized gains and losses, net of tax, on securities available for sale are reported as a separate component of retained earnings until realized. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996


(1 - continued)

     SECURITIES HELD TO MATURITY

     Debt securities, including mortgage-backed securities, for which the Association has the positive intent and ability to hold to maturity are carried at cost, adjusted for amortization of premium and accretion of discount using the interest method over the remaining period to maturity, adjusted for anticipated prepayments. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities.

     LOANS

     Loans are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses. The Association's real estate loan portfolio consists primarily of long-term loans collateralized by first mortgages on single-family residences and multi-family residential property located in the southern Indiana area and commercial real estate loans. In addition to real estate loans, the Association makes consumer loans secured by savings accounts.

     Loan origination fees and certain direct costs of underwriting and closing loans are deferred and the net fee or cost is recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

     The accrual of interest is discontinued on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Association does not accrue interest on loans past due 90 days or more except when the estimated value of collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

     Subsequent receipts on nonaccrual loans, including specific impaired loans, are recorded as a reduction of principal, and interest income is only recorded once principal recovery is reasonably assured.

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

              PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 1997 AND 1996

(1 - continued)

     FORECLOSED REAL ESTATE

     Foreclosed real estate is carried at the lower of fair value minus estimated costs to sell or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net expense from operations of foreclosed real estate held for sale is reported in non-interest expense.

     PREMISES AND EQUIPMENT

     The Association uses the straight line and accelerated methods of computing depreciation at rates adequate to amortize the cost of the applicable assets over their useful lives (5 to 40 years). Items capitalized as part of premises and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

     INCOME TAXES

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available for sale securities, allowance for loan losses, accumulated depreciation, and accrued income and expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     ADVERTISING COSTS

     Advertising costs are charged to operations when incurred.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996


(2)  DEBT SECURITIES

     Debt securities have been classified in the balance sheets according to management's intent.

     The Association's investment in debt securities at December 31, 1997 and 1996 is summarized as follows:

                                                            GROSS          GROSS
                                              AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                COST        GAINS          LOSSES       VALUE
          DECEMBER 31, 1997:
           Securities available for sale:
            U.S. government agency          $  999,596   $       -        $   29,097     $  970,499
            Corporate notes                    349,362           -             1,044        348,318
                                             ------------------------------------------------------
                                            $1,348,958   $       -        $   30,141     $1,318,817
                                            =======================================================

           Securities held to maturity:
            Mortgage-backed securities:
             FNMA certificates              $   17,269   $       -        $    1,008     $   16,261
             FHLMC certificates                  3,675         760                 -          4,435
                                            -------------------------------------------------------
                                            $   20,944   $     760        $    1,008     $   20,696
                                            =======================================================

          DECEMBER 31, 1996:
           Securities available for sale:
            U.S. Treasury                   $   99,850   $       -        $        5     $   99,845
            U.S. government agency             649,027           -            35,059        613,968
            Corporate notes                     99,526           -             1,026         98,500
                                            -------------------------------------------------------
                                            $  848,403   $       -        $   36,090     $  812,313
                                            =======================================================

          Securities held to maturity:
           Mortgage-backed securities:
            FNMA certificates               $   19,998   $       -        $      391     $   19,607
            FHLMC certificates                   6,874         124                 -          6,998
                                            -------------------------------------------------------
                                            $   26,872   $     124        $      391     $   26,605
                                           ========================================================

     Corporate notes include corporate notes or debentures and commercial paper.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(2 - continued)

     The amortized cost and fair value of debt securities as of December 31, 1997 by contractual maturity, are shown below. Expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalty.

                                                  SECURITIES AVAILABLE FOR SALE
                                                  AMORTIZED              FAIR
                                                       COST              VALUE
     Due in one year or less                      $  349,692        $  349,098
     Due after one year through
      five years                                     549,866           549,656
     Due after five years through
      ten years                                      250,000           219,063
     Due after ten years                             199,400           201,000
                                                  ----------        ----------
                                                  $1,348,958        $1,318,817
                                                  ==========        ==========

     Gross gains of $1,500 and gross losses of $740 were realized on sales of securities available for sale during the year ended December 31, 1996.

(3)  LOANS RECEIVABLE

     Loans receivable at December 31, 1997 and 1996 consisted of the following:

                                                      1997             1996
                                                      ----             ----
     Real estate mortgage loans:
      One to four family                         $16,892,966       $17,272,078
      Multi-family                                   468,147           394,396
      Commercial real estate                         863,876           873,425
      Land                                           527,971           582,674
      Residential construction                       783,200           976,663
     Loan secured by savings accounts                177,664           232,344
                                                 -----------       -----------
                                                  19,713,824        20,331,580
                                                 -----------       -----------
     Less:
      Deferred loan origination fees, net             72,167            72,646
      Undisbursed portion of loans in process        295,331           370,042
      Allowance for loan losses                       50,802            51,729
                                                 -----------       -----------
                                                     418,300           494,417
                                                 -----------       -----------

      Loans receivable, net                      $19,295,524       $19,837,163
                                                 ===========       ===========

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(3 - continued)

     An analysis of the allowance for loan losses is as follows:

                                       1997       1996
                                    ----------  --------
       Beginning balances             $51,729    $43,729
       Recoveries                           -          -
       Loans charged-off                 (927)         -
       Provision for loan losses            -      8,000
                                      -------    -------

       Ending balances                $50,802    $51,729
                                      =======    =======

     The Association had no loans specifically classified as impaired at December 31, 1997 and 1996.

     The Association has entered into loan transactions with certain directors, officers and their affiliates (related parties). In the opinion of management, such indebtedness was incurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than normal risk of collectibility or present other unfavorable features.

     The following represents the aggregate activity for related party loans which exceeded $60,000 in total:

       Balance, December 31, 1996                             $  70,709
       Adjustments                                               36,800
       New loans                                                177,028
       Payments                                                (107,509)
                                                              ---------

       Balance, December 31, 1997                             $ 177,028
                                                              =========


(4)  PREMISES AND EQUIPMENT

     Premises and equipment consisted of the following:

                                                                              1997        1996
                                                                            --------   ---------
       Land and land improvements                                           $ 36,000   $  36,000
       Office buildings                                                      354,654     345,679
       Furniture, fixtures and equipment                                     120,927     101,897
                                                                            --------   ---------
                                                                             511,581     483,576
       Less accumulated depreciation                                         313,540     296,447
                                                                            --------   ---------

         Totals                                                             $198,041   $ 187,129
                                                                            ========   =========

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(5)  DEPOSITS

     The aggregate amount of time deposit accounts with balances of $100,000 or more was approximately $2,218,000 at December 31, 1997.

     At December 31, 1997, scheduled maturities of time deposits were as follows:

       Year ending December 31:
         1998                               $ 8,809,273
         1999                                 4,637,547
         2000                                 1,668,308
         2001                                   691,537
         2002 and thereafter                    609,360
                                            -----------

           Total                            $16,416,025
                                            ===========

     The Association held deposits of approximately $610,000 and $534,000 for related parties at December 31, 1997 and 1996, respectively.

     Deposit account balances in excess of $100,000 are not federally insured.

     Interest expense on deposits is summarized as follows:

                                                                           1997          1996
                                                                       ------------  ------------
       Savings deposits                                                  $  131,452   $  137,670
       Time deposits                                                        960,456      991,019
                                                                         ----------   ----------

         Totals                                                          $1,091,908   $1,128,689
                                                                         ==========   ==========

(6)  INCOME TAXES

     The components of income tax expense (credit) were as follows:

                                                                               1997         1996
                                                                         ----------   ----------
       Current                                                           $   22,315   $      873
       Deferred                                                               6,246       (8,470)
                                                                         ----------   ----------

         Totals                                                          $   28,561   $   (7,597)
                                                                         ==========   ==========

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(6 - continued)

     Significant components of the Association's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                1997       1996
                                                             ----------  ---------
       Deferred tax assets:
         Deferred loan fees and costs                         $ 23,473   $ 23,663
         Allowance for loan losses                              20,123     20,490
         Unrealized loss on securities available for sale       11,939     14,296
                                                              --------   --------
             Total deferred tax assets                          55,535     58,449
                                                              --------   --------

       Deferred tax liabilities:
         Cumulative effect of change to the accrual basis
           of accounting for tax reporting                     (36,816)   (46,020)
         Depreciation                                           (6,453)    (4,214)
                                                              --------   --------
             Total deferred tax liabilities                    (43,269)   (50,234)
                                                              --------   --------

             Net deferred tax asset                           $ 12,266   $  8,215
                                                              ========   ========

     The reconciliation of income tax expense with the amount which would have been provided at the federal statutory rate of 34 percent follows:

                                                         1997       1996
                                                      ----------  ---------
       Provision at federal statutory rate             $ 33,505    $(8,363)
       State income tax-net of federal tax benefit        6,529       (277)
       Effect of federal graduated rates                (11,750)       665
       Other                                                277        378
                                                       --------    -------

         Totals                                        $ 28,561    $(7,597)
                                                       ========    =======

         Effective tax rate                                29.0%      30.9%
                                                       ========    =======

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(6 - continued)

     Prior to January 1, 1996, the Association was permitted by the Internal Revenue Code to deduct from taxable income an annual addition to a statutory bad debt reserve subject to certain limitations. Retained earnings at December 31, 1997 include approximately $695,000 of cumulative deductions for which no deferred federal income tax liability has been recorded. Reduction of these reserves for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes subject to the then current corporate income tax rate. The unrecorded deferred liability on these amounts was approximately $236,000 at December 31, 1997.

     Recently enacted federal legislation repealed the reserve method of accounting for bad debts by qualified thrift institutions for tax years beginning after December 31, 1995. As a result, the Association will no longer be able to calculate the annual addition to the statutory bad debt reserve using the percentage-of-taxable-income method. Instead, the Association will be required to compute its federal tax bad debt deduction based on actual loss experience over a period of years. The legislation requires the Association to recapture into taxable income over a six-year period its post-1987 additions to the statutory bad debt reserve, thereby generating additional tax liability. The recapture may be suspended for up to two years, if during those years the Association satisfies a residential loan requirement. The Association has no post-1987 reserves subject to recapture.

     The legislation also provides that the Association will not be required to recapture its pre-1988 statutory bad debt reserves if it ceases to meet the qualifying thrift definitional tests and if the Association continues to qualify as a "bank" under existing provisions of the Internal Revenue Code.

(7)  EMPLOYEE BENEFIT PLANS

     The Association has a qualified contributory defined contribution plan that allows participating employees to make tax-deferred contributions under Internal Revenue Code Section 401(k). Employees of the Association who have completed one year of service and who have attained age 21 are eligible to participate in the 401(k) plan. The Association matches participant contributions at the rate of 200% to 3% of the participants annual compensation. The Association made matching contributions to the plan totaling $10,152 and $9,576 for 1997 and 1996, respectively.

     The Association also has a qualified defined contribution plan available to all eligible employees. Employees are eligible to participate in the plan upon the completion of one year of service. Contributions to the plan are based on a formula set forth in the plan documents. The Association made contributions to the plan of $13,893 and $12,867 for 1997 and 1996, respectively.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(8)  COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the financial statements.

     The following is a summary of the commitments to extend credit at December 31, 1997:

         Commitments to originate mortgage loans:
          Variable rate 15 to 20 year terms                      $ 80,000
          Fixed rate (7%) one year term                            76,650

         Undisbursed home improvement loans in process             43,498
         Undisbursed portion of construction loans in process     251,833
                                                                  -------

             Total commitments to extend credit                  $451,981
                                                                  =======

     Commitments to originate mortgage loans at December 31, 1997 generally expire in 90 days. No commitment fees are required for commitments to originate mortgage loans.

(9)  CONCENTRATIONS OF CREDIT RISK

     At December 31, 1997, the Association had concentrations of credit risk with a correspondent bank representing interest bearing deposits with banks in excess of federal deposit insurance limits of $511,000.

(10) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

     The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 8). The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996


(10 - continued)

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Association upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

     Standby letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Association's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

     The Association has not been required to perform on any financial guarantees during the past two years. The Association has not incurred any losses on its commitments in either 1997 or 1996.

(11) REGULATORY MATTERS

     The Association is subject to various regulatory capital requirements administered by the Office of Thrift Supervision (OTS). Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of tangible capital to adjusted total assets (as defined), Tier I (core) capital (as defined) to adjusted total assets, Tier I capital to risk-weighted assets (as defined), and of total risk-based capital (as defined) to risk-weighted assets. Management believes, as of December 31, 1997, that the Association meets all capital adequacy requirements to which it is subject.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996

(11 - continued)

     As of December 31, 1997, the most recent notification from the OTS categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Association's category.

     The Association's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk in either year.

                                                                                               MINIMUM TO BE WELL
                                                                                               CAPITALIZED UNDER
                                                                     MINIMUM FOR CAPITAL       PROMPT CORRECTIVE
                                                   ACTUAL             ADEQUACY PURPOSES:       ACTION PROVISIONS:
                                            AMOUNT       RATIO         AMOUNT     RATIO        AMOUNT      RATIO
       (Dollars in thousands)
       AS OF DECEMBER 31, 1997:

         Total equity capital
          and ratio to total
          assets                           $ 2,092        9.5%
         Adjustments to
          equity capital                        18
                                           -------

         Tangible capital
          and ratio to
          adjusted total
          assets                           $ 2,110        9.6%          $ 330       1.5%
                                           =======                        ===

         Tier I (core) capital
          and ratio to
          adjusted total
          assets                           $ 2,110        9.6%          $ 660       3.0%       $ 1,100       5.0%
                                           =======                        ===                  =======

         Tier I capital and
          ratio to risk-weighted
          assets                           $ 2,110       17.7%                                 $   714       6.0%
                                                                                               =======
         Allowance for loan
          losses                                51
                                           -------

         Total risk-based
          capital and ratio to
          risk-weighted assets             $ 2,161       18.2%          $ 952       8.0%       $ 1,199      10.0%
                                           =======                        ===                  =======

         Total assets                      $21,989
                                           =======

        Adjusted total assets              $22,007
                                           =======

        Risk-weighted assets               $11,898
                                           =======

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996


(11 - continued)

                                                                                               MINIMUM TO BE WELL
                                                                                               CAPITALIZED UNDER
                                                                     MINIMUM FOR CAPITAL       PROMPT CORRECTIVE
                                                   ACTUAL             ADEQUACY PURPOSES:       ACTION PROVISIONS:
                                            AMOUNT       RATIO         AMOUNT     RATIO        AMOUNT      RATIO
       (Dollars in thousands)
       AS OF DECEMBER 31, 1996:

       Total equity capital
         and ratio to total
         assets                            $ 2,018        9.1%
        Adjustments to
         equity capital                         22
                                           -------

        Tangible capital
         and ratio to
         adjusted total
         assets                            $ 2,040        9.2%          $ 334      1.5%
                                           =======                        ===

        Tier I (core) capital
         and ratio to
         adjusted total
         assets                            $ 2,040        9.2%          $ 668      3.0%       $ 1,113       5.0%
                                           =======                        ===                 =======

        Tier I capital and
         ratio to risk-weighted
         assets                            $ 2,040       17.2%                                $   712       6.0%
                                                                                              =======
        Allowance for loan
         losses                                 52
                                           -------

        Total risk-based
         capital and ratio to
         risk-weighted assets              $ 2,092       17.6%          $ 949      8.0%       $ 1,187      10.0%
                                           =======                        ===                 =======

        Total assets                       $22,247
                                           =======

       Adjusted total assets               $22,269
                                           =======

       Risk-weighted assets                $11,868
                                           =======

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996



(12) FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial-components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The provisions of SFAS No. 125 are effective for transactions occurring after December 31, 1996, except those provisions relating to repurchase agreements, securities lending, and other similar transactions and pledged collateral, which have been delayed until after December 31, 1997 by SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125, an amendment of FASB Statement No. 125. The adoption of these statements has no material impact on financial position or results of operations.

(13) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                     1997           1996
                                                                     ----           ----
        CASH PAYMENTS FOR:
          Interest                                               $ 1,106,810    $ 1,141,662
          Taxes                                                      (10,655)         9,650

        NONCASH INVESTING ACTIVITIES:
          Proceeds from sale of foreclosed real estate
            financed through loans                                       -           24,757

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996

(14) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value and estimated fair value of financial instruments at December 31 are as follows:

                                                               1997                       1996
                                                               ----                       ----
                                                     CARRYING       FAIR         CARRYING       FAIR
                                                      VALUE          VALUE        VALUE         VALUE
                                                                          (In thousands)
       Financial assets:
         Cash and due from banks                     $     18      $     18      $     12      $     12
         Interest bearing deposits with banks             734           734           965           965
         Securities available for sale                  1,319         1,319           812           812
         Securities held to maturity                       21            21            27            27
         Loans, net                                    19,296        19,320        19,837        20,002
         Federal Home Loan Bank stock                     196           196           196           196

       Financial liabilities:
         Deposits                                     (19,846)      (19,916)      (20,194)      (20,334)

       Unrecognized financial
         instruments:
          Commitments to extend credit                     -              -             -            (2)

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

     CASH AND SHORT-TERM INVESTMENTS

     For cash and short-term investments, including cash and due from banks and interest bearing deposits with banks, the carrying value is a reasonable estimate of fair value.

     DEBT AND EQUITY SECURITIES

     For debt securities, including mortgage-backed securities, the fair values are based on quoted market prices. For restricted equity securities held for investment, the carrying value is a reasonable estimate of fair value.

     LOANS

     The fair value of loans is estimated by discounting the estimated future cash flows using current rates at which loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996

(14 - continued)

     DEPOSITS

     The fair value of savings deposits is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity time deposits is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     COMMITMENTS TO EXTEND CREDIT

     The majority of commitments to extend credit would result in loans with a market rate of interest if funded. The value of those commitments are the fees that would be charged to customers to enter into similar agreements. For fixed rate loan commitments, the fair value also considers the difference between current levels of interest rates and the committed rates.

(15) SUBSEQUENT EVENT-PLAN OF CONVERSION

     On December 22, 1997, the Association's Board of Directors adopted a plan of conversion from an Indiana-chartered mutual building and loan association to a federally-chartered mutual savings and loan association pending approval from the OTS and the Indiana Department of Financial Institutions.

     On January 14, 1998, the Association's Board of Directors adopted a plan of conversion in connection with the formation of a holding company whereby the Association proposes to reorganize by amending its charter from a federally-chartered mutual savings Association into a federally-chartered stock savings association and concurrent formation of a holding company for the Association.

     Pursuant to this plan, shares of conversion stock will be offered as part of the conversion in a subscription offering pursuant to nontransferable subscription rights at a predetermined and uniform price first to the Association's eligible account holders, second to the tax-qualified employee stock benefit plans, third to the Association's supplemental eligible account holders, and fourth to other members of the Association. Shares not subscribed for in the subscription offering will be offered as part of the conversion to the general public in a direct community offering. Shares still remaining may then be offered to the general public in a syndicated community offering, an underwritten public offering, or otherwise. The aggregate purchase price of the conversion stock will be based upon an independent appraisal of the Association and will reflect the estimated pro forma market value of the Association as a subsidiary of the holding company.

             PEOPLES BUILDING AND LOAN ASSOCIATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          DECEMBER 31, 1997 AND 1996


(15 - continued)

     At the time of the conversion, the Association will establish a liquidation account in an amount equal to its retained earnings as of the date of the latest balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Association, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

     Subsequent to the conversion, the Association may not declare or pay cash dividends on or repurchase any of its share of common stock, if the effect thereof would cause equity to be reduced below applicable regulatory capital requirements.

     Consummation of the conversion is subject to the approval of the plan of conversion by the OTS and by the members of the Association at a special meeting of the members to be called to consider the conversion.

     Upon completion of the conversion and offering, the costs related to the conversion and offering will be charged against the proceeds from the sale of conversion stock. If the transactions are not consummated, the Association will charge all costs to operations. At December 31, 1997, the amount of deferred costs related to the conversion and offering totaled approximately $24,000.

                                    GLOSSARY

ARM loans                               Adjustable-rate mortgage loans.

Capital Resources                       Capital Resources, Inc., the firm the
                                        Association engaged to advise and assist it in marketing the Common Stock and conducting the Subscription Offering and, if any, the Direct Community
                                        Offering and/or Syndicated Community
                                        Offering.

CRG Capital Resources Group, Inc. the firm the Association engaged to prepare the appraisal of its estimated pro forma market value in the conversion and to advise the Association about its business plan.

Direct Community Offering               The offering of shares of the common
                                        stock to the general public with
                                        preference given to natural persons and
                                        trusts of natural persons who are
                                        residents of the Perry County, Indiana.

Exchange Act                            The Securities Exchange Act of 1934,
                                        as amended.

Expiration Date                         _____________, 1998.

FDIC                                    Federal Deposit Insurance Corporation.

FHLB                                    Federal Home Loan Bank.

GAAP                                    Generally accepted accounting
                                        principles.

Internal Revenue Code                   Internal Revenue Code of 1986, as
                                        amended.

IRA                                     Individual Retirement Account.

IRS                                     Internal Revenue Service.

MRDP The Management Recognition and Development Plan, a restricted stock plan that the Holding Company intends to adopt following the conversion.

NASD                                    National Association of Securities
                                        Dealers, Inc.

OTS                                     Office of Thrift Supervision of the
                                        United States Department of the
                                        Treasury.

Plan of Conversion                      The plan of conversion adopted by the
                                        Association, pursuant to which the
                                        conversion is being undertaken.

SAIF                                    Savings Association Insurance Fund.

SEC                                     Securities and Exchange Commission.

Securities Act                          The Securities Act of 1933, as amended.

SFAS                                    Statement of Financial Accounting
                                        Standards.

Stock Option Plan                       The stock option plan that the Holding
                                        Company intends to adopt following the
                                        conversion.

Subscription Offering                   The offering of shares of the Common
                                        Stock, in order of priority, to Eligible
                                        Account Holders, Supplement Eligible
                                        Account Holders and Other Members.

Syndicated Community Offering           The offering of shares of the common
                                        stock to the general public by a group
                                        of selected dealers.

You should rely only on the information contained in this document. Neither PCB Holding Company nor Peoples Building and Loan Association, F.A. have authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of PCB Holding Company or Peoples Building and Loan Association, F.A. since any of the dates as of which information is furnished herein or since the date hereof.



                         [Logo for PCB Holding Company]




                          (Proposed Holding Company for
                   Peoples Building and Loan Association, F.A.
                     to be known as Peoples Community Bank)



                          255,000 to 396,750 Shares of
                                  Common Stock




                                   Prospectus






                             Capital Resources, Inc.



                                 ______ __, 1998






Until the later of _______, 1998, or 90 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Officers and Directors

     Article 8 of the Articles of Incorporation requires indemnification of directors, officers and employees as follows:

                                  ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.01. GENERAL PROVISIONS. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     SECTION 8.02. INDEMNIFICATION AUTHORIZED. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 8.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 8.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

     SECTION 8.03. DEFINITION OF GOOD FAITH. For purposes of any determination under Section 8.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 8.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 8.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 8.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 8.01 of this Article.

     SECTION 8.04. ADVANCEMENT OF EXPENSES. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 8.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 8.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     SECTION 8.05. NON-EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8.06. VESTMENT OF RIGHTS. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 8.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     SECTION 8.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     SECTION 8.08.  OTHER DEFINITIONS.

     For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article.

     SECTION 8.09. BUSINESS EXPENSES. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.


PEOPLES BUILDING AND LOAN ASSOCIATION, F.A.

     Section 545.121 of the Regulations for Federal Savings Associations provides that any person against whom any action is brought or threatened by reason of the fact that such person is or was a director or officer of the Savings Bank shall be indemnified by such Savings Bank for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action; any amount of which such person becomes liable by reason of any judgment in such action; and reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, which results in a final judgment on the merits in favor of the director or officer, the Savings Bank may make the indemnification provided in the preceding sentence if a majority of the directors of the Savings Bank determine that such director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the best interests of the Savings Bank or its stockholders or members. In which event, regulations require a 60 day notice to the OTS. Additionally, Section 545.121(d) authorizes the obtaining of insurance to protect against such losses.

Item 25.  Other Expenses of Issuance and Distribution(1)

     Legal fees and expenses........................  $ 80,000
     Securities marketing legal fees................    22,000
     EDGAR, copying, printing, postage and mailing..    75,000
     Appraisal and business plan preparation........    22,000
     Accounting fees................................    20,000
     Securities marketing fees and expenses.........    60,000
     Data processing fees and expenses..............     9,000
     SEC registration fee...........................     1,170
     Blue Sky filing fees and expenses..............    10,000
     OTS filing fees................................     8,400
     Other expenses.................................     7,430
                                                      --------
          Total.....................................  $315,000
                                                      ========
-------------------------
     (1) Assumes all of the Common Stock will be sold in the Subscription and Direct Community Offerings.


Item 26. Recent Sales of Unregistered Securities.

            Not Applicable

Item 27. Exhibits.

          The exhibits filed as part of this Registration Statement are as follows:

 1.1 --   Form of proposed Agency Agreement among PCB Holding Company, Peoples
          Building and Loan Association, F.A. and Capital Resources, Inc.

 1.2 --   Engagement Letter between Peoples Building and Loan Association and
          Capital Resources, Inc. (a)

 2   --   Plan of Conversion of Peoples Building and Loan Association
          (attached as an exhibit to the Proxy Statement included as
          Exhibit 99.5)

 3.1 --   Articles of Incorporation of PCB Holding Company (a)

 3.2 --   Bylaws of PCB Holding Company (a)

 4   --   Form of Certificate for Common Stock (a)

 5   --   Opinion of Breyer & Aguggia regarding legality of securities registered (a)

 8.1 --   Federal Tax Opinion of Breyer & Aguggia

 8.2 --   State Tax Opinion of Monroe Shine & Co., Inc.

 8.3 -- Opinion of Capital Resources Group, Inc. as to the value of subscription rights (a)

10.1 --   Proposed Form of Employment Agreement for Senior Officers

10.2 -- Peoples Building and Loan Association 401(k) Salary Reduction Plan and Trust


16   --   Letter of former accountants (a)

21   --   Subsidiaries of PCB Holding Company (a)

23.1 --   Consent of Monroe Shine & Co., Inc.

23.2 --   Consent of Breyer & Aguggia (contained in opinion included as
          Exhibit 5) (a)

23.3 --   Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4 --   Consent of Capital Resources Group, Inc. (a)

24   --   Power of Attorney (a)

27   --   Financial Data Schedule (a)

99.1 --   Order Form

99.2 --   Solicitation and Marketing Materials

99.3 --   Appraisal Agreement with Capital Resources Group, Inc. (a)

99.4 --   Appraisal Report of Capital Resources Group, Inc. (P)

99.5 -- Proxy Statement for Special Meeting of Members of Peoples Building and Loan Association, F.A. (a)

-----------

(a) Previously filed.


Item 28. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this statement to be signed on its behalf by the undersigned in the city of Tell City, state of Indiana, on May 1, 1998.

                              PCB HOLDING COMPANY



                              By: /s/  Carl D. Smith
                                  -------------------------------------
                                  Carl D. Smith
                                  President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                                           Date
----------                              -----                                           ----

/s/  Carl D. Smith                      Chief Executive Officer and Director            May 1, 1998
---------------------------             (Principal Executive Officer)
Carl D. Smith

/s/  Clarke A. Blackford                Vice President, Treasurer and Secretary         May 1, 1998
---------------------------             (Principal Financial
Clarke A. Blackford                     and Accounting Officer)

/s/  James L. Wittmer*                  Director                                        May 1, 1998
---------------------------
James L. Wittmer

/s/  Marion L. Ress*                    Director                                        May 1, 1998
---------------------------
Marion L. Ress

/s/  Howard L. Traphagen*               Director                                        May 1, 1998
---------------------------
Howard L. Traphagen

/s/  James G. Tyler*                    Director                                        May 1, 1998
---------------------------
James G. Tyler

/s/ Daniel P. Lutgring*                 Director                                        May 1, 1998
---------------------------
Daniel P. Lutgring

--------------------------------
* By power of attorney dated March 18, 1998.

                               INDEX TO EXHIBITS

 1.1 --   Form of proposed Agency Agreement among PCB Holding Company, Peoples
          Building and Loan Association, F.A. and Capital Resources, Inc.

 1.2 --   Engagement Letter between Peoples Building and Loan Association and
          Capital Resources, Inc. (a)

 2   --   Plan of Conversion of Peoples Building and Loan Association (attached as an exhibit to the Proxy Statement included as Exhibit 99.5) (a)


 3.1 --   Articles of Incorporation of PCB Holding Company (a)

 3.2 --   Bylaws of PCB Holding Company (a)

 4   --   Form of Certificate for Common Stock (a)

 5   --   Opinion of Breyer & Aguggia regarding legality of securities registered (a)

 8.1 --   Federal Tax Opinion of Breyer & Aguggia

 8.2 --   State Tax Opinion of Monroe Shine & Co., Inc.

 8.3 -- Opinion of Capital Resources Group, Inc. as to the value of subscription rights (a)

10.1 --   Proposed Form of Employment Agreement with Senior Officers

10.2 --   Peoples Building and Loan Association, F.A. 401(k) Salary Reduction
          Plan and Trust

16   --   Letter of Former Accountants (a)

21   --   Subsidiaries of PCB Holding Company (a)

23.1 --   Consent of Monroe Shine & Co., Inc.

23.2 --   Consent of Breyer & Aguggia (contained in opinion included as
          Exhibit 5) (a)

23.3 --   Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4 --   Consent of Capital Resources Group, Inc. (a)

24   --   Power of Attorney (a)

27   --   Financial Data Schedule (a)

99.1 --   Order Form

99.2 --   Solicitation and Marketing Materials

99.3 --   Appraisal Agreement with Capital Resources Group, Inc. (a)

99.4 --   Appraisal Report of Capital Resources Group, Inc. (P)

99.5 --   Proxy Statement for Special Meeting of Members of Peoples Building
          and Loan Association, F.A. (a)
---------------


(a)  Previously filed.